Exhibit 10.2

EXECUTION COPY

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES OF

KEWAUNEE SCIENTIFIC CORPORATION

(As Amended and Restated Effective as of May 1, 2007)

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES

OF

KEWAUNEE SCIENTIFIC CORPORATION

i

2.31	Related Company	11
2.32	Retirement	11
2.33	Retroactive Annuity Starting Date	11
2.34	Top-Heavy Determination Date	11
2.35	Top-Heavy Year	11
2.36	Transfer	13
2.37	Trust Fund	13
2.38	Trustee	13
2.39	Year of Service	13

ARTICLE III	PARTICIPATION AND VESTING	14

3.1	Eligibility to Participate	14
3.2	Duration of Participation	14
3.3	Participation upon Re-Employment	14

ARTICLE IV	FACTORS USED IN DETERMINING PLAN BENEFITS	16

4.1	Credited Service	16
4.2	Vesting Service	17
4.3	Vesting Date	17
4.4	Break in Service	17
4.5	Transfers	17

ARTICLE V	REQUIREMENTS FOR PENSIONS	18

5.1	Normal Retirement	18
5.2	Early Retirement	18
5.3	Deferred Vested Pension	18
5.4	Deferred Vested Pension in Top-Heavy Years	18
5.5	Vesting Following Plan Amendment	18
5.6	Freeze of Accrued Benefits	19

ARTICLE VI	AMOUNT OF PENSIONS	20

6.1	Benefits Generally	20
6.2	Normal Retirement	20
6.3	Early Retirement Pension	21
6.4	Deferred Vested Pension	21
6.5	Maximum Pensions	21
6.6	Additional Restrictions	28
6.7	Conditions Affecting Pensions	29
6.8	Minimum Benefits in Top-Heavy Years	29
6.9	Payment of Incorrect Pension Amount	30

ARTICLE VII	FORM AND PAYMENT OF PENSIONS	31

7.1	Payment of Pensions	31

7.2	Other Survivorship Benefits	32
7.3	Optional Forms of Benefits	32
7.4	Election Procedures	33
7.5	Small Pensions	35
7.6	Designation of Beneficiaries	37
7.7	Benefit Commencement Date	37
7.8	Employment after Normal Retirement Age	38
7.9	Retroactive Annuity Starting Date	39
7.10	Required Minimum Distributions	40

ARTICLE VIII	APPLICATION FOR BENEFITS, CLAIMS PROCEDURE AND GENERAL PROVISIONS	44

8.1	Advance Written Applications Required	44
8.2	Information Required	44
8.3	Denial of Benefits	44
8.4	Review Procedure	44
8.5	Responsibility for Correctness of Address	45
8.6	Payments for Incompetents	45
8.7	Non-Alienation of Benefits	45

ARTICLE IX	ADMINISTRATIVE COMMITTEE AND PLAN ADMINISTRATOR	47

9.1	Appointment of Committee	47
9.2	Committee Actions	47
9.3	Resignation or Removal of Committee Member	47
9.4	Powers and Duties of Committee	48
9.5	Discharge of Fiduciary Responsibilities	49
9.6	Records Required	49
9.7	Indemnification	49
9.8	Liability of Committee	49
9.9	Plan Administrator	49

ARTICLE X	CONTRIBUTIONS AND FUNDING	51

10.1	General	51
10.2	Amount of Contributions	51
10.3	Payment of Contributions	51
10.4	Time for Payment	51
10.5	Forfeitures	51
10.6	Payment of Benefits and Expenses	51
10.7	Participant Contributions	51

ARTICLE XI	EMPLOYEE RIGHTS	52

11.1	Benefits of Participants and Beneficiaries	52
11.2	Protection from Reprisal	52

11.3	Non-Guarantee of Employment	52
11.4	Nonforfeitability of Benefits	52
11.5	No Decrease in Benefits	52

ARTICLE XII	AMENDMENT AND TERMINATION	53

12.1	Permanency	53
12.2	Amendments	53
12.3	Permanent Discontinuance of Contributions	53
12.4	Termination	54
12.5	Partial Termination	54
12.6	Liquidation of Trust Fund	54
12.7	Allocation Procedures	55
12.8	Distribution Procedures	57
12.9	Residual Amounts	57
12.10	Merger, Consolidation or Transfer of Assets or Liabilities	57
12.11	Freeze of Plan	57

ARTICLE XIII	NO REVERSION TO EMPLOYER	58

13.1	Trust Fund Recovery	58

ARTICLE XIV	MULTIPLE EMPLOYERS	59

ARTICLE XV	MISCELLANEOUS	60

15.1	Limitation of Liability	60
15.2	Reference to Other Documents	60
15.3	Governing Law	60
15.4	Severability	60
15.5	Litigation	60
15.6	Conformance with Code and ERISA	60
15.7	Adequacy of Evidence	61
15.8	Waiver of Notice	61
15.9	Successors	61
15.10	Validity of Actions	61

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES

OF

KEWAUNEE SCIENTIFIC CORPORATION

(As Amended and Restated Effective as of May 1, 2007)

ARTICLE I

INTRODUCTION

1.1 History of the Plan. Prior to April 30, 1985, Kewaunee Scientific Corporation, a Delaware Corporation, (previously known as Kewaunee Scientific Equipment Corporation) maintained a defined benefit pension plan for the benefit of certain of its hourly employees known as the Kewaunee Scientific Equipment Corporation Hourly Employees’ Retirement Plan (the “Prior Plan”). On April 30, 1985, Kewaunee Scientific Corporation terminated the Prior Plan and effective May 1, 1985, adopted the Re-established Retirement Plan for Hourly Employees of Kewaunee Scientific Equipment Corporation (the “Plan”). The Plan was amended and restated effective as of May 1, 1989, to comply with the Tax Reform Act of 1986. Effective as of May 1, 1991, the Plan was further amended and restated, and was renamed the “Re-established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation,” and subsequently amended and restated to further comply with the Tax Reform Act of 1986, effective May 1, 1989. The Plan was subsequently amended and, effective as of May 1, 2001, amended and restated in its entirety to incorporate certain desired design changes and changes to the applicable provisions of the Internal Revenue Code or 1986, as amended (the “Code”) and the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan was subsequently amended and, effective as of May 1, 2007, is herby amended and restated in its entirety to incorporate the applicable changes reflected in the 2006 Cumulative List of Changes in Plan Qualification, as set forth in Internal Revenue Service Notice 2007-3, which specifically lists changes to the Code and ERISA made by the Economic Growth and Tax Relief Reconciliation Act of 2001 (with technical changes made by the Job Creation and Worker Assistance Act of 2002), the Pension Funding Equity Act of 2004, the American Jobs Creation Act of 2004, the Gulf Opportunity Zone Act of 2005, and certain changes under the Pension Protection Act of 2006.

1.2 Plan Objectives. The Plan is maintained by Kewaunee Scientific Corporation to provide retirement benefits for the employees of the Employer who were participants under the Prior Plan and certain other hourly employees of the Employer and any other organization which may adopt the Plan and is intended to be a defined benefit pension plan as such term is defined in Treasury Regulation Section 1.401-1(b).

ARTICLE IA

SPECIAL PROVISION AND PLAN FREEZE

Effective as of April 30, 2005, the Plan is frozen. The existence of the Plan and Trust subsequent to April 30, 2005 will be solely for the purpose of continuing to hold and invest the assets of the Plan until such amounts are distributed to Participants and Beneficiaries pursuant to the terms and conditions of the Plan. Effective as of April 30, 2005, all benefits accrued to date pursuant to Articles V and VI of the Plan shall be frozen and each Participant’s Accrued Benefit shall become 100% vested. No Employees or other persons shall become Participants in the Plan on or after April 30, 2005. This Article IA shall apply as of April 30, 2005. To the extent of any conflict with existing provisions of the Plan, this Article IA shall supersede such provisions.

ARTICLE II

DEFINITIONS

When used herein, the following words and terms shall have the respective meanings hereinafter set forth, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender, and vice versa, unless a different meaning is clearly required by the context.

2.1 Accrued Benefit. The monthly amount payable to a Participant at his Normal Retirement Age as determined in accordance with the provisions of Section 6.2, considering the Participant’s Years of Credited Service at the Benefit Commencement Date.

2.2 Actuarial (or Actuarially) Equivalent. Equality in present value in the aggregate amounts expected to be received under different forms of payment, based on actuarial assumptions selected, from time to time, by an actuary. The actuarial assumptions used in the Plan are set forth in Exhibit A attached hereto and made a part hereof. In the event that the actuarial assumptions set forth in Exhibit A shall be changed, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of such amendment shall be equal to the greater of (a) the Actuarial Equivalent of his Accrued Benefit as of such date computed on the basis of the prior actuarial assumptions or (b) the Actuarial Equivalent of his Accrued Benefit as of the date of the Participant’s Retirement computed on the basis of the new actuarial assumptions. Effective as of January 1, 1997, for purposes of determining the Actuarial Equivalent of lump sum distributions the rules of Section 7.5(c) shall govern and control.

2.3 Anniversary Date. The last day of each Plan Year.

2.4 Beneficiary. Any person (natural or otherwise) entitled to receive any benefits which may become payable upon or after a Participant’s death.

2.5 Benefit Commencement Date. The first date for which a Participant’s benefit is paid even if payment does not actually commence on such date, as determined in accordance with the provisions of Section 7.8.

2.6 Board. The Board of Directors of the Company.

2.7 Break in Service.

(a) Except as otherwise provided under paragraphs (b) and (c), a period of one or more consecutive Plan Years during which an Employee has not completed more than 500 Hours of Service with the Company and all Related Companies. An Employee shall not incur a Break in Service solely because he fails to complete more than 500 Hours of Service with the Company and all Related Companies during the 12-month computation period beginning on his employment commencement date.

(b) Notwithstanding the provisions of paragraph (a), a Plan Year shall not be included in a Break in Service if the sum of the Employee’s Hours of Service completed during such Plan Year plus the Employee’s Childbirth Leave Hours (as defined in Section 2.8) attributable to such Plan Year exceeds 500.

(c) Notwithstanding the provisions of paragraph (a), effective December 12, 1994, a Plan Year shall not be included in a Break in Service if the Employee would have completed at least 500 Hours of Service but for a Leave of Absence resulting from required service in the armed forces of the United States, or a Leave of Absence to which the Employee is entitled under the Family and Medical Leave Act of 1993, provided that such Employee returns to the Company within the period of time required for his re-employment rights to be protected by applicable law.

2.8 Childbirth Leave Hours.

(a) An Employee’s Childbirth Leave Hours shall be the number of Hours of Service (but not in excess of 501 for any one continuous period of absence) which the Employee would have completed but for the fact that the Employee is absent from the employment of the Employer, the Company, and all Related Companies: (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement; provided, however, that an hour which is considered an Hour of Service shall not also be considered a Childbirth Leave Hour.

(b) All Childbirth Leave Hours for any period of absence shall be attributed to the Plan Year during which such period of absence begins if the result of such attribution is to prevent such Plan Year from being considered a Break in Service; otherwise, all Childbirth Leave Hours shall be attributed to the immediately following Plan Year.

(c) The Committee shall adopt regulations under which an Employee may be required to furnish reasonable information on a timely basis establishing the number of Childbirth Leave Hours to which such Employee is entitled with respect to any period of absence from employment, and any Employee who fails to furnish such information with respect to any period of absence shall not be credited with any Childbirth Leave Hours for such period of absence.

2.9 Code. The Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service.

2.10 Committee. The Committee appointed by the Employer pursuant to the provisions of Article IX to administer the Plan.

2.11 Company. Kewaunee Scientific Corporation, a Delaware corporation, and its successors.

2.12 Date of Distribution. The date the Participant’s benefit under Section 7.9 of the Plan commences based upon the Participant’s (with his spouse’s consent, if applicable) election of a Retroactive Annuity Starting Date.

2.13 Distribution Calendar Year A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date (within the meaning of Section 7.7(c)). For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 7.7(c).

2.14 Effective Date. The Effective Date of the provisions of this amendment and restatement of the Plan is May 1, 2007, except as otherwise expressly set forth herein.

2.15 Employee. Any person employed by an Employer, the Company or any Related Company as a common law employee in the form of hourly wages, but excluding any person performing independent professional or consulting services for the Employer, and excluding any person who is or who becomes a member of a labor union which is a party to a collective bargaining agreement with the Employer if retirement benefits were the subject of good faith bargaining between representatives of such union and the Employer. The term “Employee” shall also include any person (a “Leased Employee”) who performs services on a substantially full-time basis under the primary direction and control of the Employer (prior to May 1, 1997, the preceding phrase is replaced by “such services are of a type historically performed in the business field of the recipient, by Employees”) the Company or any Related Company pursuant to an agreement between the Employer, the Company or such Related Company and any third person (the “Leasing Organization”), unless:

(a) the Leased Employee is covered by a money purchase pension plan maintained by the Leasing Organization and providing for contributions equal to at least 10% of the Leased Employee’s compensation (without regard to integration with Social Security) providing for full and immediate vesting of all such contributions and, providing that each employee of the Leasing Organization (other than employees who perform substantially all of their services for the Leasing Organization) immediately participate in such plan (other than employees whose compensation from the Leasing Organization for each of the plan years in the four plan year period ending with the plan year under determination is less than $1,000); and

(b) persons who would be Leased Employees but for this sentence do not comprise more than 20% of the number of Employees (excluding Leased Employees) who have performed services for the Employer, the Company or a Related Company on a substantially full-time basis for at least one year and persons who would be Leased Employees but for this sentence, excluding in each case any Highly Compensated Employee.

For purposes of Article III, a Leased Employee shall not be considered to be an Employee until he has provided such services to the Employer, the Company or a Related Company for at least one year, but thereafter the Leased Employee’s Years of Service shall be determined on the basis of the entire period that the Leased Employee has performed services for any such persons. Solely for purposes of the definition of Leased Employee, the term “Related Company” should also include any person related to the Employer, the Company or a Related Company within the meaning of Section 144(a)(3) of the Code.

2.16 Employer. The term “Employer” shall include the Company and any Related Company that adopts the Plan for the exclusive benefit of its eligible employees. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of an Employer shall not affect its status under the Plan in any manner and, if the corporate name of an Employer is hereafter changed, all references herein to the Employer shall be deemed to refer to the Employer as it is then known. Provided, however, an Employer other than the Company that ceases to be a Related Company shall not be eligible to continue as a participating Employer without the express written consent of the Company.

2.17 Entry Date. The first day of May and the first day of November of each Plan Year.

2.18 ERISA. The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

2.19 Highly Compensated Employee.

(a) Except as otherwise provided in this Section, effective May 1, 1997, an Employee shall be considered a Highly Compensated Employee for any Plan Year if such Employee either:

(i)	at any time during the Plan Year or the immediately preceding Plan Year owned more than five percent, by voting power or value, of the outstanding stock of an Employer or Related Employer that is a corporation, or owned more than five percent of the capital or profits interest in an Employer or Related Employer that is not a corporation; or

(ii)	in the immediately preceding Plan Year received Compensation in excess of $90,000, as adjusted pursuant to Section 414(q)(1) of the Code for the preceding Plan Year, disregarding whether the Employee was a member for such preceding Plan Year of the highest-paid group described in paragraph (b).

In determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning May 1, 1997, the rules stated above are treated as having been in effect for the Plan Year beginning in 1996.

(b) For any Plan Year, the highest-paid group described in this paragraph (b) shall consist of the group consisting of the top 20% of Employees when ranked on the basis of compensation paid during such Plan Year. For purposes of this paragraph (b), there shall be excluded Employees who have not completed six months of service, Employees who normally work less than 17 1/2 Hours of Service per week, Employees who normally work during not more than six months during any Plan Year, Employees who have not attained age 21, and Employees covered by a collective bargaining agreement if such Employees constitute 90% or more of the total number of Employees.

(c) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee (based on the definition in effect at such time) either when his employment was terminated or at any time after attaining age 55 in accordance with Treasury Regulations Section 1.414(q)-1T, A-4 and Notice 97-45.

(d) A nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) from an Employer or Related Company during any Plan Year shall not be considered an Employee for such Plan Year for any purpose of this Section.

(e) The purpose of this Section is to conform to the definition of “highly compensated employee” set forth in Section 414(q) of the Code, as now in effect or as hereafter amended, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 414(q) of the Code, either by excluding Employees who would be classified as “highly compensated employees” thereunder or by including Employees who would not be so classified, the provisions of Section 414(q) of the Code shall govern and control. The Committee may make or revoke any elective adjustment to the definition of Highly Compensated Employee permitted by Section 414(q) of the Code or any regulations, revenue procedures, or other guidance issued thereunder and may elect to utilize the simplified method described in Revenue Procedure 93-42 as modified by Revenue Procedure 95-34 (with or without “snapshot day” testing), or any successor thereto.

2.20 Hour of Service.

(a) Each Employee shall be credited with an Hour of Service for:

(i)	Each hour for which he is directly or indirectly paid or entitled to payment by the Employer or the Company for the performance of duties. These hours shall be credited to the Employee for the computation period (or periods) during which the duties are performed.

(ii)	Each hour (up to a maximum of 501 hours in any one continuous period) for which he is directly or indirectly paid or entitled to payment by the Employer, the Company or any Related Company on account of a period during which no duties are performed, such as vacation, sickness, jury duty, or layoff. These hours shall be credited to the Employee for the computation period (or periods) during which payment is made or amounts payable to the Employee become due. For purposes of this paragraph (a)(ii), payment made to an Employee under an insurance policy or trust fund to which an employer contributes shall be deemed to have been paid by such employer, but no Hours of Service shall be credited for periods during which an Employee receives payments under a plan maintained solely for the purpose of complying with an applicable worker’s compensation, unemployment compensation or disability insurance law, or payments which solely reimburse the Employee for medical or medically related expenses.

(iii)	Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer, the Company or any Related Company. These hours shall be credited to the Employee for the computation period (or periods) to which the award, agreement or payment pertains rather than the computation period (or periods) to which the award, agreement or payment was made.

(b) Solely for purposes of determining whether (i) an individual has completed a Year of Service under Section 3.1(b)(1) and is eligible to participate in the Plan, (ii) an individual has experienced a Break in Service as defined in Section 2.7, or (iii) has five years of Vesting Service and a nonforfeitable right to his Accrued Benefit in accordance with Section 4.2, an Employee shall be credited with an Hour of Service for each hour of service performed for a Related Company which is not an Employer.

(c) Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with the Department of Labor Regulations Section 2530.200b-2(b) and (c), which is incorporated herein by this reference.

2.21 Key Employee.

(a) Except as otherwise provided in this Section, an Employee shall be considered a Key Employee for any Plan Year if, at any time during the Plan Year which contains the Top-Heavy Determination Date, he:

(i)	is an officer of any Employer or Related Employer whose annual compensation exceeds $130,000 (as adjusted under Section 416(i)(1)(A) of the Code); or

(ii)	owns more than 5% of the stock of an Employer or Related Employer; or

(iii)	owns more than 1% of the stock of an Employer or Related Employer and receives compensation for any Plan Year in which he owns such percentage in excess of $150,000 (determined in accordance with Section 416(i)(1)(B) of the Code).

(b) For Plan Years beginning prior to January 1, 2002, an Employee shall be considered a Key Employee for any Plan Year if, at any time during the Plan Year which contains the Top-Heavy Determination Date, or any of the preceding four Plan Years, he:

(i)	is an officer of any Employer or Related Employer whose Compensation exceeds 50% of the annual dollar limitation set forth in Section 415(b)(1)(A) of the Code; provided, however, the number of Employees classified as Key Employees solely because they are officers shall not exceed the greater of (i) three or (ii) 10% of the largest number of Employees during any of the Years in the Key Employee Test Period; provided, however, that in no event shall such number exceed 50; or

(ii)

owns at least  1/2% of the outstanding stock of an Employer or Related Employer and receives compensation in excess of the annual defined contribution dollar limitation set forth in Section 415(c)(1)(A) of the Code (“Section 415 Compensation”), unless at least ten other Employees whose Section 415 Compensation exceeds the annual defined contribution dollar limitation set forth in Section 415(c)(1)(A) of the Code own during any Plan Year in the Key Employee Test Period a percentage share of the stock of the Employer or Affiliate which is greater than such Employee’s percentage share (and if applicable, as determined pursuant to the rules under Section 416(i)(1) of the Code relating to the determination of the largest shareholder); or

(iii)	owns more than 5% of the stock of an Employer or Related Employer (with ownership determined in accordance with Section 416(i)(B)(i) of the Code); or

(iv)	owns more than 1% of the stock of an Employer or Related Employer and receives Section 415 Compensation for any Plan Year in which he owns such percentage in excess of $150,000 (with ownership determined in accordance with Section 416(i)(B)(ii) of the Code).

(c) The purpose of this Section is to conform to the definition of “key employee” set forth in Section 416(i)(1) of the Code before and after January 1, 2002, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 416(i)(1) of the Code, either by excluding Employees who would be classified as “key employees” thereunder or by including Employees who would not be so classified, the provisions of Section 416(i)(1) of the Code shall govern and control.

2.22 Key Employee Test Period. Except as otherwise provided in this Section, the Key Employee Test Period will be the Plan Year for which such determination is being made. For Plan Years beginning prior to January 1, 2002, the Key Employee Test Period is the period of five Plan Years ending with the last day of the Plan Year for which the determination as to whether an Employee is a Key Employee is being made, or, if shorter, the total period for which the Plan and all predecessor plans have been in existence. For Plan Years beginning after December 31, 2001, the Key Employee Test Period includes the period of five Plan Years ending with the last day of the Plan Year for which such determination is being made in the case of a distribution made for a reason other than severance from employment, death or disability.

2.23 Leave of Absence. Authorized leave of absence, sick or disability leave, effective December 12, 1994, service in the Armed Forces of the United States (provided that the absence is caused by war or other emergency or provided that the Employee is required to serve under the laws of conscription in time of peace) or any absence with the advance approval of the Employer, the Company or any Related Company; provided, however, that the Employee retires or returns to work for the Employer, the Company or any Related Company within the time specified in his Leave of Absence (or, in the case of a military absence, within the period provided by law). In granting such leaves, the Employer, the Company and any Related

Company shall treat all Employees under similar circumstances alike under rules uniformly and consistently applied.

2.24 Non-Key Employee. Any Employee who has not been a Key Employee during the Key Employee Test Period.

2.25 Normal Retirement Age. The 65th birthday of a Participant.

2.26 Normal Retirement Date. The first day of the month coincident with or immediately following the Participant’s Normal Retirement Age.

2.27 Participant. An Employee who participates in the Plan as provided in Article III.

2.28 Pension. A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

2.29 Plan Year. The 12-month period commencing on May 1 and ending on April 30, on the basis of which Plan records are kept. The limitation year for purposes of Section 415 of the Code shall be the Plan Year.

2.30 Qualified Domestic Relations Order.

(a) Except as provided in paragraph (b), any order (including a judgment, a decree or an approval of a property settlement agreement entered by any court) which the Committee determines (i) is made pursuant to any state domestic relations law (including a community property law), (ii) relates to the provision of child support, alimony payments or marital property rights of a spouse, former spouse, child or other dependent of a Participant (an “Alternate Payee”), (iii) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan, and (iv) clearly specifies (A) the name and last known mailing address of the Participant and the name and last known mailing address of each Alternate Payee covered by the order, (B) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or period to which such order applies, and (D) the employee benefit plan to which such order applies.

(b) An order shall in no event be considered a Qualified Domestic Relations Order if the Committee determines that such order (i) requires the Plan to provide benefits to Alternate Payees, the actuarial present value of which in the aggregate is greater than the benefits which would otherwise have been provided to the Participant, (ii) requires the Plan to pay benefits to an Alternate Payee, which benefits are required to be paid to a different Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, or (iii) requires the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except that a Qualified Domestic Relations Order may require the Trustee to distribute a portion of the Participant’s vested Accrued Benefit prior to the time the Participant has terminated his employment if the Participant is eligible to retire and begin receiving a Pension under any of the provisions of Article V.

2.31 Related Company. Any trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of related entities (as defined in Sections 414(b) and (c) of the Code, as modified for purposes of Sections 6.5 by Section 415(h) of the Code) or a member of an affiliated service group (as defined in Section 414(m) of the Code), or that is otherwise required to be aggregated with the Company by Treasury Regulations issued under Section 414(o) of the Code. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of a Related Company shall not affect its status under the Plan in any manner and, if the corporate name of a Related Company is hereafter changed, all references herein to such Related Company shall be deemed to refer to such Related Company as it is then known.

2.32 Retirement. Termination of employment for a reason other than death after a Participant has satisfied the requirements for a Pension set forth in Article V. Retirement shall be considered as commencing on the day immediately following a Participant’s last day of employment (or the last day of a Leave of Absence, if later).

2.33 Retroactive Annuity Starting Date. A benefit commencement date (which constitutes the annuity starting date within the meaning of Section 417(f) of the Code) affirmatively elected by a Participant that occurs on or before the date on which the Plan provides the written explanation of the Qualified Joint and Survivor Pension to the Participant pursuant to Sections 7.4, in accordance with Section 417(a)(3) of the Code.

2.34 Top-Heavy Determination Date. The Anniversary Date of the immediately preceding Plan Year.

2.35 Top-Heavy Year.

(a) Except as otherwise provided below, a Top-Heavy Year shall be any Plan Year if, as of the Top-Heavy Determination Date for such Plan Year, the present value of the cumulative Accrued Benefits of all Key Employees under the Plan exceeds 60% of the present value of the cumulative Accrued Benefits of all Participants under the Plan.

(b) Notwithstanding paragraph (a), if as of any Top-Heavy Determination Date the Employer, the Company or any Related Company has adopted any other employee plan qualified under Section 401(a) of the Code and either (i) a Key Employee participates in the Plan and such other plan during the Plan Year containing the Top-Heavy Determination Date or any of the four preceding Plan Years, or (ii) the Plan or such other plan has satisfied the requirements of either Section 401(a)(4) or Section 410 of the Code only by treating the Plan and such other plan as a single plan, then the Plan Year shall be considered a Top-Heavy Year if and only if the present value of the cumulative Accrued Benefits of all Key Employees under the Plan and the present value of the cumulative benefits accrued by all Key Employees under all such other plans exceeds 60% of the present value of the cumulative benefits accrued by all Participants under the Plan and all such other plans.

(c) Notwithstanding paragraphs (a) and (b), if as of any Top-Heavy Determination Date the Employer, the Company or any Related Company has adopted any other employee plan qualified under Section 401(a) of the Code which is not a plan described in paragraph (b), but which plan may be considered as a single plan with the Plan and all plans described in paragraph (b) without causing any of such plans to violate the requirements of either Section 401(a)(4) or Section 410 of the Code, the Plan Year shall not be considered a Top-Heavy Year if the present value of the cumulative Accrued Benefits of all Key Employees under the Plan and the present value of the cumulative benefits accrued by all Key Employees under all plans described in paragraph (b) and all plans described in this paragraph (c) does not exceed 60% of the present value of the cumulative benefits accrued by all Participants under all such plans.

(d) If any of the plans described in either paragraph (b) or (c) are defined contribution plans (as defined in Section 414(i) of the Code), then the tests set forth in said paragraphs shall be applied by substituting the aggregate account balances under such plans for the present value of the cumulative benefits accrued under such plans. If any of such plans have a determination date (as defined in Section 416(g)(4)(C) of the Code) for purposes of determining top-heavy status which is different from the Top-Heavy Determination Date, the present value of the cumulative benefits accrued (or the aggregate account balances, in the case of a defined contribution plan) in such plan shall be determined as of the determination date for such plan which occurs in the same Plan Year as the Top-Heavy Determination Date.

(e) For purposes of this Section, the present value of a Participant’s Accrued Benefit shall be determined as of the Top-Heavy Determination Date, on the assumption that the Participant terminated his employment as of such date, and the present value shall be based upon the actuarial assumptions used ‘in the actuarial valuation made as of the Top-Heavy Determination Date, but the actuarial assumptions shall not exceed those prescribed by the Pension Benefit Guaranty Corporation. Such assumptions shall be used for all plans being aggregated for Top-Heavy determinations. The present value of a Participant’s Accrued Benefit shall also include the actuarial present value as of the Top-Heavy Determination Date of all distributions made to such Participant (or his Beneficiary) during the Key Employee Test Period.

(f) For purposes of this Section, account balances shall include (i) all contributions which the Employer the Company or any Related Company has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all forfeitures allocated as of the Top-Heavy Determination Date, and (ii) all distributions made to a Participant or his Beneficiary during the Key Employee Test Period (or, in the case of a defined benefit plan, the actuarial equivalent as of the Top-Heavy Determination Date of such distributions). For purposes of this Section, account balances shall also include amounts which are attributable to contributions made by the Participants (other than deductible voluntary contributions under Section 219 of the Code) but shall not include any rollover (as defined in Section 402(a)(5) of the Code) or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by the Employer, the Company or any Related Company and such rollover or transfer is made at the request of the Participant.

(g) Anything to the contrary notwithstanding, if a Participant or former Participant has not been an Employee at any time during the Key Employee Test Period, his accrued benefit (in the case of a defined benefit plan) or his account balance (in the case of a defined contribution plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year.

(h) The purpose of this Section is to conform to the definition of “top-heavy plan” set forth in Section 416(g) of the Code, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 416(g) of the Code, either by causing any Plan Year during which the Plan would be classified as a “top-heavy plan” not to be a Top-Heavy Year or by causing any Plan Year during which it would not be classified as a “top-heavy plan” to be a Top-Heavy Year, the provisions of Section 416(g) of the Code shall govern and control.

2.36 Transfer. An Employee’s transfer of employment between the Employer, the Company and any Related Company, or an Employee’s transfer between an employment position covered by the Plan and an employment position not covered by the Plan, without a Break in Service.

2.37 Trust Fund. All assets of the Plan held by the Trustee from time to time in accordance with the provisions of the Trust Agreement established under the Plan, as the same is amended from time to time.

2.38 Trustee. The individuals or corporation which shall from time to time be appointed by the Employer to administer the Trust Fund.

2.39 Year of Service. Any 12-month computation period (as defined below) during which an Employee (i) has attained age 18, and (ii) has completed an aggregate of at least 1,000 Hours of Service with the Employer, the Company or any Related Company. The initial 12-month computation period shall begin on the Employee’s employment or re-employment commencement date. If the Employee fails to complete an aggregate of at least 1,000 Hours of Service with the Employer, the Company or any Related Company during the initial 12-month computation period, the second 12-month computation period shall consist of the Plan Year which includes the first anniversary of the Employee’s employment or re-employment commencement date, and succeeding 12-month computation periods shall also be based on the Plan Year. As of and after April 30, 2005, no Employee or Participant shall earn additional Years of Service under the Plan notwithstanding their continued employment with the Employer.

ARTICLE III

PARTICIPATION AND VESTING

3.1 Eligibility to Participate.

(a) Each Employee who is a Participant in the Plan immediately preceding the Effective Date shall continue to be a Participant in the Plan under the terms specified herein.

(b) Each other Employee who as of the Effective Date has attained age 21 and completed at least one Year of Service but who is not already a Participant in the Plan shall participate as of the Effective Date.

(c) Each other Employee (other than Leased Employees) shall be eligible to participate in the Plan, upon the Entry Date coincident with or next following the date that the Employee has satisfied the following requirements:

(i)	the Employee has attained age 21 and completed at least one Year of Service; and

(ii)	the Employee is an hourly employee of an Employer and is in a classification of employees to whom the Plan has been extended by that Employer.

(d) Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, no Employee or any other person shall become a Participant in the Plan.

3.2 Duration of Participation. An Employee shall remain a Participant until such time as he incurs a Break in Service consisting of one Plan Year, at which time his participation in the Plan shall cease, unless he has met the requirements for a Pension as set forth in Article V at such time.

3.3 Participation upon Re-Employment.

(a) Upon reemployment by an Employer, a former Employee who had attained his Vesting Date, in accordance with Section 4.3 below, shall resume participation in the Plan on the date he or she is credited with one Hour of Service. Upon the completion of one Year of Service following his reemployment, all Years of Service and Credited Service earned prior to the Break in Service shall be taken into account and aggregated with any Years of Service and Credited Service earned subsequent to the reemployment.

(b) Except as provided in Section 4.4 below, a Participant who incurred a Break in Service and who is subsequently reemployed shall, upon his or her completion of one Year of Service from the date of reemployment, have his or her Credited Service earned prior to the Break in Service restored and considered with all Credited Service earned after the date of reemployment, including the year immediately following the date of reemployment, in determining his or her benefit.

(c) Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, no Employee or any other person shall become a Participant in the Plan upon the recommencement of their employment with the Employer or for any other reason.

ARTICLE IV

FACTORS USED IN DETERMINING PLAN BENEFITS

4.1 Credited Service. For purposes of calculating the amount of a Participant’s or beneficiary’s Plan benefits, a Participant’s “Credited Service” means the total of the Participant’s Years of Service computed in accordance with the following rules except to the extent provided otherwise in a supplement to the Plan:

(a) Years of Credited Service. An Employee will be granted a Year of Credited Service for each calendar year in which he is a Participant and credited with at least at least 1,700 Hours of Service. If during any calendar year a Participant is credited with fewer than 1,700 Hours of Service, a proportionate credit shall be given to the nearest 1/10 of a year. An Employee who is hired in an eligible class of Employees and becomes a Participant after completing one Year of Service under Section 3.1(c)(1) shall also receive a Year of Credited Service (or proportionate credit) for the calendar year in which he is hired, provided that he completes at least 1,000 Hours of Service in such calendar year.

(b) Recognition of Other Prior Service. A Participant will be granted a Year of Credited Service for each Year of Credited Service the Participant earned under the Plan prior to the Effective Date. From time to time the Employer may also grant recognition of prior service not otherwise considered as Credited Service hereunder in connection with the extension of the Plan to a new covered group or the addition of a new group of employees to an existing covered group in connection with corporate acquisitions, reorganizations or other circumstances which the Employer determines, in a non-discriminatory manner.

(c) Periods of Absence. A Participant shall not receive Credited Service for the period from his date of employment termination until his date of reemployment. A period of Leave of Absence will not be deemed a termination of employment for purposes of this Section. However, Credited Service will not be granted for leave of absence periods, except for medical leaves of absence or as required by law.

(d) Concurrent Employment. Concurrent periods of employment with two or more Employers shall be considered only once in determining Credited Service.

(e) Non-Participating Employer. A period of service with an entity prior to the date the entity becomes an Employer under the Plan or a predecessor plan shall be disregarded in determining a Participant’s Credited Service unless otherwise specifically provided for herein.

(f) Non-Covered Employment. A period of service with an Employer during which the Participant is not a member of a covered group of Employees for purposes of Section 3.1 above shall be disregarded in determining a Participant’s Credited Service.

(g) Freeze of Credited Service. Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, each Employee’s and each Participant’s Years of Credited Service under the Plan shall be frozen at the number of their Years of Credited Service earned as of April 30, 2005. As of and after April 30, 2005, no Employee or Participant shall earn additional Years of Credited Service under the Plan notwithstanding their continued employment with the Employer.

4.2 Vesting Service. For purposes of determining a Participant or Beneficiary’s eligibility for Plan benefits, a participant’s “vesting service” means the total of the Participant’s Years of Service.

4.3 Vesting Date. The “vesting date” for a Participant shall be the date the Participant has accrued five Years of Service. Effective as of April 30, 2005, each Participant hereunder shall be deemed to have met their Vesting Date, notwithstanding the Participant’s actual number of Years of Service.

4.4 Break in Service. A Participant’s entire period of Credited Service (as determined under Section 4.1) shall be taken into consideration under the Plan, except that:

(a) A Participant who incurs a Break in Service prior to his Vesting Date shall have his Credited Service before such Break in Service disregarded until he has completed one Year of Service following his re-employment by the Employer, the Company or any Related Company, at which time his Credited Service before such Break shall be restored, retroactive to his date of re-employment.

(b) A Participant who incurs a Break in Service prior to his Vesting Date shall have his period of Credited Service before such Break disregarded if the number of years in such Break in Service equals or exceeds five. Notwithstanding the foregoing, any Participant who experiences a Break in Service not in excess of five years shall have all of his Credited Service earned prior to April 30, 2005 taken into consideration under the Plan. No Participant shall earn Credited Service under the Plan on and after April 30, 2005.

(c) A Participant who terminates his employment and is re-employed prior to incurring a Break in Service shall be treated, for purposes of participation in the Plan, as though he never terminated his employment. Notwithstanding the foregoing, as of and after April 30, 2005, no Participant shall earn additional Years of Credited Service under the Plan notwithstanding their continued employment with the Employer.

4.5 Transfers. A Transfer shall not affect the continuity of a Participant’s Years of Service for purposes of his eligibility for benefits under the Plan. However, in the event of a Transfer, the amount of the benefit payable to a Participant under the Plan shall be computed as follows:

(a) If a Participant is transferred to an employment position which would not make him eligible for benefits under the Plan, he shall have his Accrued Benefit under the Plan based solely on his Years of Credited Service prior to the date of Transfer.

(b) If an Employee is transferred to an employment position which would make him eligible to participate in the Plan, he shall have his Accrued Benefit under the Plan be based solely on his years of Credited Service from and after the date of Transfer.

ARTICLE V

REQUIREMENTS FOR PENSIONS

5.1 Normal Retirement. A Participant shall be eligible for a Normal Retirement Pension if his employment is terminated on or after his Normal Retirement Age. Payment of a Normal Retirement Pension shall commence as of the first day of the month coincident with or immediately following the Participant’s Retirement. A Participant’s right to his Normal Retirement Pension shall be non-forfeitable on attainment of his Normal Retirement Age.

5.2 Early Retirement. A Participant shall be eligible for an Early Retirement Pension if his employment is terminated on or after his 55th birthday and after he has completed at least five years of Credited Service. Payment of an Early Retirement Pension shall commence as of the Participant’s Normal Retirement Date. However, if a Participant requests the Committee to authorize the commencement of his Early Retirement Pension as of the first day of the month coincident with or immediately following his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, his Pension shall commence as of the first day of the month so requested, but the amount thereof shall be reduced as provided in Section 6.3.

5.3 Deferred Vested Pension. A Participant shall be eligible for a Deferred Vested Pension if his employment is terminated for any reason before his death after the Participant’s Vesting Date but prior to his Early Retirement eligibility in accordance with Section 5.2. Payment of a Participant’s Deferred Vested Pension shall commence as of his Normal Retirement Date. However, if a Participant requests the Committee to authorize the commencement of his Deferred Vested Pension as of the first day of any month after his attainment of age 55 and prior to his Normal Retirement Date, his Pension shall commence as of the first day of the month so requested, but the amount thereof shall be reduced as provided in Section 6.4.

5.4 Deferred Vested Pension in Top-Heavy Years. A Participant shall be eligible for a Deferred Vested Pension under Section 6.4 if his employment is terminated for any reason before his death and he had completed at least three Years of Service during or prior to any Top Heavy Year.

5.5 Vesting Following Plan Amendment. In the event that any amendment is adopted to the Plan which affects, directly or indirectly, the computation of the vested percentage of the Participants’ Accrued Benefits:

(a) The vested percentage of the Accrued Benefit of each Participant as of the later of the date the amendment is adopted or the date it becomes effective shall not, as a result of such amendment, be less than it would have been had the Participant terminated his employment on the day immediately preceding the day such amendment was adopted (or, if earlier, the effective date of such amendment); and

(b) The vested percentage of the Accrued Benefit of a Participant who, on the day the amendment is adopted (or, if earlier, the effective date of such amendment), had completed at least three Years of Service shall thereafter be equal to the greater of the amount determined under the Plan as so amended or the amount determined under the Plan without regard to such amendment.

(c) Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, the vested percentage of each Participant’s Accrued Benefit on April 30, 2005 shall be 100%.

5.6 Freeze of Accrued Benefits. Anything contained herein to the contrary notwithstanding, effective as of April 30, 2005, each Participant’s Accrued Benefit under the Plan shall be frozen. Notwithstanding the foregoing, Participants in the Plan as of April 30, 2005 must continue to satisfy the requirements of this Article V in order to receive a Pension.

ARTICLE VI

AMOUNT OF PENSIONS

6.1 Benefits Generally. Subject to the limitations hereinafter set forth in this Article VI, each Participant who retires on or after he has fulfilled the requirements for a Pension as set forth in Article V shall be entitled to the Pension determined in accordance with the provisions of this Article VI. Notwithstanding the foregoing, effective as of and after April 30, 2005, the amount of the Pension to which a Participant may be entitled under this Article VI shall be the amount to which the Participant would be entitled as of April 30, 2005. Each Participant’s Pension entitlement hereunder shall be frozen at the amount of the Participant’s Pension entitlement on April 30, 2005.

6.2 Normal Retirement.

(a) Subject to paragraphs (b), (c) and (d), a Participant’s Accrued Benefit under the Plan is the monthly benefit amount payable in the form of a single life annuity commencing at Normal Retirement Age (or Actuarial Equivalent thereof) equal to the Participant’s total number of Years of Credited Service multiplied by $9.00 with respect to the Participant’s Years of Credited Service earned prior to January 1, 2003. For Participants retiring on or after May 1, 2003, a Participant’s total number of Years of Credited Service earned beginning on or after January 1, 2003, shall be multiplied by $11.00 in determining the Participant’s Accrued Benefit. Notwithstanding the foregoing, the Accrued Benefit of any Participant who terminates employment with the Company prior to May 1, 2003, shall be determined by multiplying the Participant’s total Years of Credited Service by $9.00. A Participant’s benefit or prior plan participant’s benefit amount as determined above shall be offset by the value of the benefit distributed to or for the benefit of the Participant from the prior plan, if any.

(b) The Accrued Benefit of a Participant who participated in the Plan as of the Effective Date (and had an Accrued Benefit as of the Effective Date) determined under the Plan immediately prior to the Effective Date, based on the provisions of the Plan in effect prior to the Effective Date.

(c) If a Participant receives a distribution of his Accrued Benefit as a result of the termination of the Participant’s employment and the Participant is subsequently rehired, then the amount of the Pension to which the Participant (or his Beneficiary) shall be entitled upon his subsequent Retirement or death shall be determined by disregarding his Years of Credited Service taken into account in determining the amount of such previous distribution, provided that if the amount of such distribution was less than the present value of the Participant’s Accrued Benefit at such time (as determined under Section 7.5, and disregarding the value of any subsidies for early retirement or survivorship benefits), such Years of Credited Service shall not be disregarded, but any Pension to which the Participant (or his Beneficiary) subsequently becomes entitled shall be reduced by the Actuarial Equivalent of such distribution. If a Participant is not entitled to a Deferred Vested Pension when he incurs a termination of employment, he shall be deemed to have a received a lump sum distribution of the entire vested portion of his Accrued Benefit. If such a Participant is subsequently re-employed before incurring a Break in Service consisting of at least five Plan Years, he shall be deemed to have repaid such distribution and his Years of Credited Service prior to such termination of employment shall be included in determining his Accrued Benefit.

(d) In the event this Section 6.2 of the Plan is amended to modify the manner in which a Participant’s Accrued Benefit under the Plan is determined, no such modification shall result in, or be interpreted in a manner which results in, the reduction in the Participant’s Accrued Benefit prior to such modification or amendment.

6.3 Early Retirement Pension. The monthly amount of a Participant’s Early Retirement Pension payable on a single-life basis commencing as of his Normal Retirement Date shall be equal to his Accrued Benefit at his Retirement. In the event that the Participant requests payment of his Early Retirement Pension prior to his Normal Retirement Date, the monthly amount of the Early Retirement Pension shall be equal to the Pension which is otherwise payable to the Participant as of his Normal Retirement Date, reduced at a rate of  1/2% for each month that the commencement of Pension payments precede his Normal Retirement Date.

6.4 Deferred Vested Pension. The monthly amount of a Participant’s Deferred Vested Pension payable on a single-life basis commencing as of his Normal Retirement Date shall be equal to his Accrued Benefit at his Retirement (or, in the event that a Participant is eligible for a Deferred Vested Pension under Section 5.4, the vested percentage of his Accrued Benefit at his Retirement determined under Section 5.4). In the event that the Participant requests the payment of his Deferred Vested Pension prior to his Normal Retirement Date, the monthly amount of the Pension shall be equal to the Pension which is otherwise payable to the Participant as of his Normal Retirement Date, reduced at a rate of  1/2% for each month that the commencement of Pension payments precede his Normal Retirement Date.

6.5 Maximum Pensions. The following provisions shall apply effective May 1, 2008, except as otherwise provided in this Section 6.5. The application of the provisions of this Section shall not cause the Maximum Permissible Benefit for any Participant to be less than his accrued benefit under all defined benefit plans of the Employer or a predecessor employer as of the end of the last limitation year beginning before May 1, 2008 under the provisions of such plans that were both adopted and in effect before April 5, 2007.

(i) The Annual Benefit payable to a Participant at any time shall not exceed the Maximum Permissible Benefit. If the benefit that a Participant otherwise would accrued in a limitation year would result in an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual decrease) to a benefit that does not exceed the Maximum Permissible Benefit.

(ii) If a Participant is, or ever has been, a participant in another qualified defined benefit plan (without regard to whether such plan has been terminated) maintained by the Employer or a predecessor employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. If a Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit, such aggregate benefits shall be reduced to the extent necessary so as not to exceed the Maximum Permissible Benefit. Such reduction shall be effectuated by prorating the benefit under each such plan according to the ratio that such benefit under each such plan bears to the aggregate benefit under all such plans.

(iii) For purposes of this Section 6.5:

(i)	The term “Annual Benefit” means a Pension payable annually in the form of a single-life Pension. Except as provided below, a benefit payable in a form other than a single-life Pension shall be adjusted to an actuarially equivalent single-life Pension that begins at the same time as such other form of benefit and is payable on the first day of each month before applying the limitations of this Section. If a Participant has or will have distributions commencing at more than one Benefit Commencement Date, the Annual Benefit shall be determined as of each such date (and shall satisfy the limitations of this Section as of each such date), actuarially adjusting for past and future distributions of benefits commencing at other Benefit Commencement Dates. For this purpose, whether a new Benefit Commencement Date has occurred shall be made without regard to Treasury Regulations Section 1.401(a)-20, Q&A 10(d) and with regard to Treasury Regulations Section 1.415(b)-1(b)(1)(iii)(B) and (C).

No actuarial adjustment shall be made to the benefit for (A) survivor benefits payable to a surviving Spouse under a Qualified Joint and Survivor Annuity to the extent that such benefits would not be payable if the Participant’s benefit were paid in a different form; (B) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement incidental death benefits, and post-retirement medical benefits); or (C) the inclusion in the form of benefit of an automatic benefit increase feature, provided, the form of benefit is not subject to Section 417(e)(3) of the Code and otherwise would satisfy the limitations of this Section, and the Plan provides that the amount payable under the form of benefit in any limitation year shall not exceed the limits of this Section applicable at the Benefit Commencement Date, as increased in subsequent years pursuant to Section 415(d) of the Code. For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The Annual Benefit shall be determined taking into account Social Security supplements described in Section 411(a)(9) of the Code and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Treasury Regulations Section 1.411(d)-4, Q&A-3(c) but disregarding benefits attributable to employee contributions or rollovers.

Effective for Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a life-only Pension shall be made in accordance with (A) or (B) below.

(A)	The life-only Pension that is actuarially equivalent to a benefit form that is not subject to Section 417(e)(3) of the Code shall be determined under this subparagraph (A) if the form of the Participant’s benefit is either (I) a nondecreasing annuity (other than a life-only Pension) payable for a period of not less than the Participant’s life (or in the case of a Qualified Pre-Retirement Survivor Pension, the life of the surviving spouse), or (II) an annuity that decreases during the Participant’s life merely because of (1) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (2) the cessation or reduction of social security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(I)	For limitation years beginning before July 1, 2007, the actuarial equivalent life-only Pension is equal to the amount of the life-only Pension commencing at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amounts: (1) the interest rate and mortality table (or other tabular factor) specified in Section 2.2 for adjusting benefits in the same form; and (2) a 5% interest rate assumption and the applicable mortality table defined in Section 7.5(c) for that Benefit Commencement Date.

(II)	For limitation years beginning on or after July 1, 2007, the actuarial equivalent life-only Pension is equal to the greater of: (1) the annual amount of the life-only Pension (if any) payable to the Participant under the Plan beginning at the same Benefit Commencement Date as the Participant’s form of benefit; and (2) the annual amount of the life-only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the applicable mortality table defined in Section 7.5(c) for that Benefit Commencement Date.

(B)

The life-only Pension that is actuarially equivalent to a benefit form that is subject to Section 417(e)(3) of the code shall be determined under this paragraph if the Participant’s form of benefit is other than a form described in subparagraph (A) above. In this case, the actuarial equivalent life-only Pension shall be determined as follows:

(I)	If the Benefit Commencement Date is in a Plan Year beginning after 2005, the actuarial equivalent life-only Pension is equal to the greatest of: (1) the annual amount of the life-only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate in Section 2.2 for adjusting benefits in the same form; (2) the annual amount of the life-only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5% interest rate assumption and the applicable mortality table defined in Section 7.5(c); and (3) the annual amount of the life-only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value computed using the applicable interest rate and applicable mortality table defined in Section 7.5(c), divided by 1.05.

(II)

If the Benefit Commencement Date is in a Plan Year beginning in 2004 or 2005, the actuarial equivalent life-only Pension is equal to the annual amount of the life–only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater amount: (1) the interest rate and mortality table specified in Section 2.2 for adjusting benefits in the same form; and (2) a 5.5% interest rate assumption and the applicable mortality table specified in Section 7.5(c). If the Benefit Commencement Date is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, application of this paragraph shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Section, except that the actuarial equivalent life-only Pension is equal to the amount of the life-only Pension beginning at the same Benefit Commencement Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount: (3) the interest rate and mortality table (or other tabular factor) specified in Section 2.2 for adjusting benefits in the same form; (4) the applicable interest rate and applicable mortality table defined in Section 7.5(c);

and (5) the applicable interest rate defined in Section 7.5(c) (as in effect on the last day of the last Plan Year beginning before January 1, 2004 under provisions of the Plan then adopted and in effect) and the applicable mortality table defined in Section 7.5(c).

(ii)	The term “Defined Benefit Compensation Limit” means, effective for limitation years ending after December 31, 2001, $160,000, automatically adjusted under Section 415(d) of the Code effective each January 1, and payable in the form of a life-only Pension. The adjusted limitation shall apply to limitation years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits will not reflect the adjusted limit prior to January 1 of that year.

(iii)	For purposes of this Section, the term “Employer” means the Employer and any Related Employer.

(iv)	The term “High Three-Year Average Compensation” means a Participant’s average Section 415 Compensation for the three consecutive Years of Service (or if a Participant has fewer than three such years, his longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produce the highest average. If a Participant is rehired by the Employer after a Break in Service, his High Three-Year Average Compensation shall be calculated by excluding all years for which he performed no services for and received no Section 415 Compensation from the Employer and by treating the years immediately before and after the Break in Service as consecutive. A Participant’s Section 415 Compensation for a Year of Service shall not include amounts in excess of the limitation under Section 401(a)(17) of the Code in effect for the limitation year in which such Year of Service begins.

(v)	The term “Maximum Permissible Benefit” means the smaller of the Defined Benefit Dollar Limitation and the Defined Benefit Compensation Limitation, both adjusted if required, as provided below.

(A)	If a Participant has fewer than ten Years of Credited Service, the Defined Benefit Dollar Limitation shall be multiplied by a fraction the numerator of which his the Participant’s number of Years of Credited Service (or part thereof but not less than one year), and the denominator of which is ten. If a Participant has fewer than ten Years of Service, the Defined Benefit Dollar Limitation shall be multiplied by a fraction the numerator of which is the number of Years of Service (or part thereof but not less than one year), and the denominator of which is ten.

(B)	Effective for benefits beginning in limitation years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if a Participant’s Benefit Commencement Date is before age 62 or after age 65. If the Benefit Commencement Date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under subparagraph (I), as modified by subparagraph (III). If the annuity starting date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under subparagraph (II), as modified by subparagraph (III).

(I)	Adjustment of Defined Benefit Dollar Limitation for benefit commencement before age 62.

(i)	If the Benefit Commencement Date for a Participant’s benefit is before age 62 and occurs in a limitation year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Benefit Commencement Date is the annual amount of a benefit payable in the form of a life-only Pension commencing at the Participant’s Benefit Commencement Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Credited Service less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table (or other tabular factor) specified in Section 2.2, or (2) a 5% interest rate assumption and the applicable mortality table as defined in Section 7.5(c).

(ii)

If the Benefit Commencement Date for a Participant’s benefit occurs in a limitation year beginning on or after July 1, 2007 and , the Defined Benefit Dollar Limitation for the Participant’s Benefit Commencement Date is the lesser of the annual amount of a benefit payable in the form of a life-only Pension beginning at the Participant’s Benefit Commencement Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Credited Service less than ten, if required) with actuarial equivalence computed using a 5% limitation and the applicable mortality table for the annuity starting date as defined in Section 7.5(c) (and expressing the Participant’s age based on completed calendar months as of the Benefit Commencement Date, and the Defined Benefit Dollar Limitation (adjusted for Years of Credited Service less than ten, if required)

multiplied by the ratio of the annual amount of the immediately commencing life-only Pension at the Participant’s Benefit Commencement Date to the annual amount of the immediately commencing life-only Pension under the Plan at age 62, both determined without applying the limitations of this Section.

(II)	If the Benefit Commencement Date for a Participant’s benefit is after age 65 and occurs in a limitation year beginning on or after July 1, 2007, the Defined Benefit Dollar Limitation at the Participant’s Benefit Commencement Date is the lesser of: (1) the annual amount of a benefit payable in the form of a life-only Pension beginning at the Participant’s Benefit Commencement Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Credited Service less than ten, if applicable), with actuarial equivalence computed using a 5% interest rate assumption and the applicable mortality table for that annuity starting date as defined in Section 7.5(c) (and expressing the Participant’s age based on completed calendar months as of the Benefit Commencement Date), and (2) the Defined Benefit Dollar Limitation (adjusted for Years of Credited Service less than ten, if applicable) multiplied by the ratio of the annual amount of the adjusted immediately commencing life-only Pension under the Plan at the Participant’s Benefit Commencement Date to the annual amount of the adjusted immediately commencing life-only Pension under the Plan at age 65, both determined without applying the limitations of this Section. For this purpose, the adjusted immediately commencing life-only Pension under the Plan at the Participant’s Benefit Commencement Date is the annual amount of such Pension payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if used to offset accruals, and the adjusted immediately commencing life-only Pension under the Plan at age 65 is the annual amount of such Pension that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(III)

Notwithstanding the other requirements of this paragraph, no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the Benefit Commencement Date and age 62, or between age 65 and the Benefit Commencement Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Benefit Commencement Date. To the extent benefits are forfeited upon death before the Benefit Commencement Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a Qualified Pre-Retirement Survivor Annuity.

(vi)	The term “Section 415 Compensation” means wages within the meaning of Section 3401(a) of the Code for the purpose of income tax withholding at the source but determined without regard to any rule that limits the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Section 415 Compensation shall include amounts that otherwise would be included therein but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.

(d) Notwithstanding any provision to the contrary in this Section, the benefit otherwise accrued or payable to a Participant under the Plan shall be deemed not to exceed the Maximum Permissible Benefit if (i) the retirement benefits payable for a limitation year under any form of benefit with respect to the Participant under the Plan and all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction the numerator of which is the Participant’s number of Years of Service (or part thereof but not less than one year), not to exceed ten years, and the denominator of which is ten; and (ii) the Employer (or a predecessor employer) has not at any time maintained a defined contribution plan in which the Participant participated (excluding for this purpose mandatory employee contributions under a defined benefit plan, individual medical accounts under Section 4019h) of the Code, and post-retirement medical accounts under Section 419A(d)(1) of the Code).

(e) The limitations of this Section shall be determined and applied by taking into account the rules in Treasury Regulations Section 1.415(f)-1(d), (e) and (h).

6.6 Additional Restrictions.

(a) In the event that the Plan terminates, the Pension paid to or on behalf of any Highly-Compensated Employee or former Employee treated as a Highly Compensated Employee shall be limited to a benefit that is non-discriminatory under Code Section 401(a)(4).

(b) Except as provided in paragraph (c), the annual payments to any member of the Highly-Compensated Group shall be limited to an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of (i) the Participant’s Accrued Benefit plus (ii) the Participant’s other benefits (as that term is defined in Section 6.6(d) below), if any, under the Plan.

(c) The limitations of Section 6.6(b) shall not apply if (i) after the payment of the benefits described in Section 6.6(d)(ii) below to such Participant, the value of the assets of the Plan equals or exceeds 110% of the value of the Plan’s current liabilities (as that term is defined in Code Section 412(1)(7)), or (ii) the value of the benefits described in Section 6.7(d)(ii) for such member of the Highly-Compensated Group is less than the greater of 1% of the value of the Plan’s current liabilities or $5,000.

(d) For purposes of this Section,

(i)	The term “Highly-Compensated Group” shall mean the group of individuals consisting of all Highly-Compensated Employees and former Employees who are treated as Highly-Compensated Employees other than those who were not among the top 25 Employees when ranked on the basis of Compensation in the current or any prior Plan Year; and,

(ii)	The term “benefit” shall include loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.

(e) The provisions of this Section 6.6 shall apply only to Plan Years commencing on or after May 1, 1994. For prior Plan Years, the provisions of Treasury Regulations Section 1.401-4(c) shall apply.

6.7 Conditions Affecting Pensions.

(a) Subject to the provisions of Section 7.8(c) and 7.9, no Pension payments shall be made to a Participant during a period of employment and, in the event that a retired Participant receiving Pension payments is re-employed or continues to be employed by the Employer after the attainment of his Normal Retirement Age in an employment position covered by the Plan, his Pension payments shall be suspended during his period of re-employment or continued employment.

(b) Upon the subsequent termination of employment of a re-employed Participant, he shall be entitled to receive a Pension under the Plan in an amount equal to the sum of (i) his Accrued Benefit at his Retirement, based upon his Years of Credited Service as of such date, plus (ii) his Accrued Benefit (if any) earned during his period of re-employment, based upon his Years of Credited Service during such period as of his subsequent termination of employment.

(c) Notwithstanding paragraphs (a) and (b), if payment of a Participant’s Pension is required to commence while he is still employed by reason of either Section 7.8(c) or 7.9, the amount of his Pension shall be increased as of the first month of each subsequent Plan Year to reflect any increase in his Years of Credited Service.

6.8 Minimum Benefits in Top-Heavy Years. Anything else contained herein to the contrary notwithstanding, the Accrued Benefit of each Non-Key Employee shall not be less than the product of (a) 2% of the Non-Key Employee’s average monthly Top-Heavy Compensation during the consecutive five-year period in which he had the greatest aggregate Top-Heavy Compensation (excluding Top-Heavy Compensation received in any Plan Year that is not a Top-Heavy Year), multiplied by (b) the number of Top-Heavy Years (not exceeding 20)

during which the Non-Key Employee completed at least 1,000 Hours of Service, regardless of the Non-Key Employee’s level of Top-Heavy Compensation during such Top-Heavy Year, whether the Non-Key Employee makes any mandatory contribution during such Top-Heavy Year, and whether the Non-Key Employee is employed on any particular day during such Top-Heavy Year. If, in any Top-Heavy Year, the Non-Key Employee is also a participant in any other defined benefit plan maintained by the Employer or a Related Company, the minimum Accrued Benefit required under this Section with respect to such Top-Heavy Year shall be reduced by the benefit accrued during such Top-Heavy Year under such other plan (other than a minimum benefit accrued only during a Top-Heavy Year). If such Non-Key Employee is also covered by a defined contribution plan, he shall nevertheless receive the minimum Accrued Benefit described herein. Notwithstanding the foregoing, minimum accruals shall not be required for any Plan Year in which the Plan does not benefit any Key Employee or former Key Employee.

6.9 Payment of Incorrect Pension Amount. In the event of payment of a Pension to a Participant (or their Beneficiary) under Articles V and VI of the Plan, all or a portion of which should not have been payable to such Participant (or their Beneficiary), the Plan Committee shall, as soon as is administratively feasible, reduce the Pension benefit properly payable to the Participant by the amount of any overpayment. Provided, however, no such reduction shall exceed 25% of the monthly Pension payable to the Participant (or their Beneficiary).

ARTICLE VII

FORM AND PAYMENT OF PENSIONS

7.1 Payment of Pensions.

(a) A Participant who is eligible for a Normal Retirement Pension under Section 5.1 or an Early Retirement Pension under Section 5.2 and who has a Spouse (as defined in paragraph (i) below) shall receive his Pension in the form of a Qualified Joint and Survivor Pension, unless the Participant elects otherwise in writing in accordance with the provisions of Section 7.4. The Participant’s Qualified Joint and Survivor Pension shall be paid in accordance with either subparagraph (i) or (ii) below, as elected by the Participant; provided, however, that if no such election is made by the Participant his Qualified Joint and Survivor Pension shall be paid in accordance with subparagraph (ii) below.

(i)	100% Qualified Joint and Survivor Pension. A Participant shall receive a reduced Pension during his lifetime and, upon his death, 100% of such reduced Pension shall be paid to the Participant’s Spouse, if surviving, for the remainder of her lifetime.

(ii)	50% Qualified Joint and Survivor Pension. A Participant shall receive a reduced Pension during his lifetime and, upon his death, 50% of such reduced Pension shall be paid to the Participant’s Spouse, if surviving, for the remainder of her lifetime.

(b) A Participant who is eligible for a Deferred Vested Pension under either Section 5.3 or 5.4 and who has a Spouse (as defined in paragraph (i) below) shall receive his Pension in the form of a 50% Qualified Joint and Survivor Pension in accordance with subparagraph (a)(iii) above, unless the Participant elects otherwise in writing in accordance with the provisions of Section 7.4.

(c) The last payment of a Qualified Joint and Survivor Pension shall be made as of the first day of the month in which the death of the survivor of the Participant and his Spouse occurs.

(d) The reduced amount payable to the Participant under a Qualified Joint and Survivor Pension shall be determined by multiplying the amount of his Pension determined under the applicable provision of Article V by the applicable option factor set forth in Exhibit A.

(e) In lieu of a Qualified Joint and Survivor Pension, a Participant may elect in writing, in accordance with the provisions of Section 7.4, to receive for life a Pension determined under the applicable provision of Article V.

(f) A Participant who is eligible for a Normal Retirement Pension under Section 5.1 or an Early Retirement Pension under Section 5.2 may elect in writing, in accordance with the provisions of Section 7.4, to receive one of the optional forms of benefit described under Section 7.3.

(g) If a Participant does not have a Spouse, he shall receive the Pension determined under the applicable provision of Article V, subject to his right, if any, to elect in writing, in accordance with the provisions of Section 7.4, to receive one of the optional forms of benefit described under Section 7.3. Such a Participant’s single-life Pension shall be deemed to be a Qualified Joint and Survivor Pension for purposes of all notice and election provisions of Section 7.4.

(h) The last payment of any single-life Pension shall be made as of the first day of the month in which the death of the Participant occurs.

(i) For purposes of this Article VII, a Participant’s Spouse shall be the person to whom he is married on his Benefit Commencement Date. To the extent provided in any Qualified Domestic Relations Order, and subject to the provisions of Section 8.7(b), a former spouse of the Participant shall be treated as the Participant’s Spouse on the Benefit Commencement Date, and the vested percentage of the Participant’s Accrued Benefit may be paid in accordance with such Qualified Domestic Relations Order at any time after the Participant is eligible to retire and begin receiving a Pension under any provision of Article V.

7.2 Other Survivorship Benefits.

(a) Upon the death of a Participant who is credited with at least one Hour of Service on or after January 1, 1976, who is eligible for a Pension under the applicable provision of Article V, and who dies prior to his Benefit Commencement Date, a 50% Qualified Pre-retirement Survivor Pension (as defined below) shall be payable to his Eligible Spouse (as defined in paragraph (d) below).

(b) The date upon which the payment of the 50% Qualified Pre-retirement Survivor Pension commences, and the amount of monthly payments to the Eligible Spouse, shall be determined as if the Participant had terminated his employment on the date of his death, survived to the earliest date upon which he would have been eligible to begin receiving a Pension under any of the provisions of Article V, retired with a 50% Qualified Joint and Survivor Pension on such date, and died on the following day. Payments to the Eligible Spouse shall continue until the first day of the month in which the death of the Eligible Spouse occurs.

(c) Except as provided in this Section 7.2, no death or survivor benefits shall be payable on behalf of a Participant who dies prior to his Benefit Commencement Date.

(d) For purposes of this Section 7.2, a Participant’s Eligible Spouse shall be the person to whom he has been continuously married for one year on the date of his death. To the extent provided in any Qualified Domestic Relations Order, and subject to the provisions of Section 8.7(b), a former spouse of the Participant shall be treated as the Participant’s Eligible Spouse, provided that the Participant and his former spouse were married for at least one year.

7.3 Optional Forms of Benefits.

(a) In lieu of a Normal Retirement Pension under Section 5.1, an Early Retirement Pension under Section 5.2, or a Deferred Vested Pension under Section 5.3, a

Participant may elect in writing, in accordance with the provisions of Section 7.4, to receive a Pension payable under one of the options described below:

(i)	Contingent Annuitant Option. A married Participant may elect to receive a reduced Pension payable during his lifetime, with the provision that if his contingent annuitant survives him, payment of the Pension in an amount equal to either 100% or 50% of the Participant’s reduced Pension (as elected by the Participant) shall continue to the contingent annuitant after his death, with the last payment to be made as of the first day of the month in which the death of the contingent annuitant occurs. A Participant who is unmarried as of the end of the election period referenced in Section 7.4, shall not be entitled to elect the optional form of benefit described under this Section 7.3(a)(i).

(ii)	Single-Life Option. A Participant may elect to receive a single-life Pension under which the last payment shall be made as of the first day of the month in which the death of the Participant occurs.

(b) An option shall be elected in writing on a form approved by the Committee and shall be filed with the Committee during the period described in Section 7.4. The amount of the Pension payable under an option shall be determined by multiplying the Participant’s Pension under the applicable provision of Article V by the applicable option factor set forth in Exhibit A.

7.4 Election Procedures.

(a) The Committee shall provide each Participant with a written explanation, in non-technical language, of the Qualified Joint and Survivor Pension available under Section 7.1, and the optional forms of benefits available under Section 7.3. Such explanation shall include a general statement of the terms and conditions of such benefits, the circumstances under which the Qualified Joint and Survivor Pension shall automatically be provided, the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Pension and the rights of the Participant’s spouse under paragraph (f) below, and shall inform the Participant that he has the right to receive a written explanation of the effect of any such election on his particular benefit, expressed in terms of dollars per monthly payment and an explanation that benefits will be larger if payment is deferred. Such written explanation shall also comply with Section 417(a)(3)(A) of the Code and Treasury Regulations Section 1.417(a)-3.

(b) The Committee shall, before the beginning of the election period, provide to the Participant a written explanation which consists of the following information (i) the terms and conditions of the Qualified Joint and Survivor Pension, (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Pension form of benefit, (iii) the rights of the Participant’s spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Pension. Effective as of April 1, 1997, the Committee may provide the written explanation to the Participant after the Participant’s Benefit Commencement Date, as long as the election period described in paragraph (d) does not end until at least 30 days after the written explanation is furnished. The Participant may (with his spouse’s consent, if applicable) waive the 30-day period described in the preceding sentence in writing, provided that payment of his benefit shall in no event begin less than seven days after such explanation is furnished. As provided in Section 7.9, a Participant (with his spouse’s consent, if applicable) may elect a Retroactive Annuity Starting Date, in which case the issuance of the written explanation described in this paragraph (b) shall be governed by Section 7.9.

(c) A Participant may elect not to have his benefit paid in the form of a Qualified Joint and Survivor Pension, or may (if eligible) elect an optional form of benefit. Any such election shall be made in writing and shall clearly indicate that the Participant is electing to waive his right to receive his benefit in the form of a Qualified Joint and Survivor Pension and shall be delivered to the Committee during the election period described in paragraph (d). The Participant shall be entitled to make or change any such election at any time during the election period.

(d) Any election and any revocation of any election made under this Section 7.4 may be made at any time or times during the 180-day period (90-day period for Plan Years beginning before May 1, 2007) ending on the Participant’s Benefit Commencement Date.

(e) An election made pursuant to this Article VII or a revocation or cancellation of an election, or the exercise or revocation of a waiver hereunder before the Participant’s Benefit Commencement Date, shall be made without prejudice to the right of the Participant to make a new election. An election, revocation or cancellation of an election, or the exercise or revocation of a waiver, shall be made in writing on a form prescribed by the Committee shall comply with the requirements of paragraph (f), below, and shall be effective if submitted to the Committee prior to the Participant’s Benefit Commencement Date.

(f) Anything to the contrary notwithstanding, any election made under this Section 7.4 shall be in accordance with rules established by the Committee. In the case of a Participant whose Benefit Commencement Date occurs after December 31, 1984, an election to receive any benefit other than a Qualified Joint and Survivor Pension shall be valid only if (i) such Participant’s waiver of his right to receive a Qualified Joint and Survivor Pension pursuant to paragraph (d) is consented to, in writing, by the person who is the Participant’s Spouse on the Benefit Commencement Date, and the Spouse’s signature is witnessed either by a member of the Committee or other Plan representative designated by the Committee or by a notary public, or (ii) the Participant establishes, to the satisfaction of the Committee, that he is not married on the Benefit Commencement Date or that, if he is married, his Spouse’s consent cannot be obtained because his Spouse cannot be located, because he and his Spouse are legally separated, because he has been abandoned by his Spouse (and has a court order to such effect), or because of such other circumstances as may be specified in regulations promulgated under Section 417(a)(2)(B) of the Code. All elections made pursuant to this paragraph (f) may be revoked in writing by the Participant at any time prior to his Benefit Commencement Date, but any new election of an optional form of benefit shall require a new consent from the Participant’s Spouse unless the original consent specifically authorized the Participant to elect different forms of benefit without the Spouse’s further consent. A Spouse’s consent to an election shall be irrevocable. The Committee shall provide to each Participant, within the period of time set forth in paragraph (b), the written explanation of the information described in paragraph (a).

(g) Anything else to the contrary notwithstanding, any Participant (i) who was credited with at least one Hour of Service on or after September 2, 1974, (ii) who would not, but for this paragraph (g), have the right to receive a 50% Qualified Joint and Survivor Annuity, (iii) who is alive on August 23, 1984 and (iv) whose Benefit Commencement Date is on or after August 23, 1984, shall have the right to elect to receive a 50% Qualified Joint and Survivor Annuity. The Committee shall send written notice of the provisions of this paragraph (g) to each Participant to whom it applies, and shall also send written notice of the provisions of Section 7.2 to each Participant whose employment was terminated prior to August 23, 1984, and to whom Section 7.2 applies.

7.5 Small Pensions.

(a) Notwithstanding anything herein to the contrary, if the present value of a Pension payable under the Plan is $5,000 or less (as determined in accordance with Section 7.5(a)(i)) payment of such Pension shall be made in a lump sum. In the case of a Participant who does not have a vested Accrued Benefit, the Participant shall be deemed to have received a lump-sum payment of his Pension in the amount of zero dollars ($0) at the time set forth in this Section. Payment of a lump sum pursuant to this Section 7.5(a) shall be made as soon as practicable following the date on which a Participant has incurred a termination of employment or, in the case of a payment to a Beneficiary, the Participant’s death. The present value of a Pension payable under the Plan shall be determined using the factors specified in Exhibit A applicable to lump sum distributions.

(i)	For purposes of this Section 7.5(a), the determination of whether the present value of a Participant’s Pension exceeds $5,000 upon his termination of employment shall be made without regard to whether the present value of the Participant’s Pension exceeded $5,000 at a time prior to the Participant’s termination of employment, (with respect to distributions commencing on or after May 1, 2001).

(ii)	Effective with respect to distributions made after December 31, 2001, if the present value of a Participant’s Pension exceeds $1,000 but does not exceed $5,000, upon the Participant’s termination of employment (determined in accordance with Section 7.5(a)(i)), and the Participant fails to affirmatively elect to have his entire Accrued Benefit distributed, the Committee shall distribute the Participant’s benefit in the form of a rollover distribution as described in paragraph (d) below.

(b) Effective January 1, 1997, if the present value of a Pension payable under the Plan, as determined under paragraph (a), is more than $5,000 but not more than $6,000, the Participant or Beneficiary may elect to receive payment of such Pension in a lump sum. In the case of a Pension payable to a Participant, such election shall be considered a selection of an optional form of benefit, and the notice, election and spousal consent provisions of Section 7.4 shall apply.

(c) Effective for Plan Years beginning on or after January 1, 1997, the present value of a single (lump sum) Pension under this Section 7.5, shall be determined using the 1983

Group Annuity Mortality Table (Unisex) or such other mortality table as may be specified under Section 417(e)(3)(A) of the Code (which effective January 1, 2002, is the 1994 Group Annuity Reserving (94GAR) Table) and an interest rate equal to the annual interest rate on 30-year Treasury securities as announced by the Board of Governors of the Federal Reserve System for the second month prior to the first day of the Plan Year in which the distribution occurs. For Plan Years beginning prior to January 1, 1997, the present value of a single (lump sum) Pension is determined using the aforementioned mortality table and an interest rate equal to 5%.

(d) This paragraph applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that otherwise would limit a Distributee’s election, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution that is $500 or more paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover Distribution is less than $500, a Distributee may not elect to rollover a portion of such distribution.

For purposes of this paragraph, the following terms shall have the meanings indicated:

(i)	The term “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(ii)	The term “Distributee” means a Participant or former Participant. In addition, a Participant’s or former Participant’s surviving Spouse or spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with respect to their interest.

(iii)	The term “Eligible Retirement Plan” shall mean an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this plan, individual retirement account described in Section 408(a) of the Code, individual retirement annuity described in Section 408(b) of the Code, annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or a qualified defined contribution plan described in Section 401(a) of the Code that accepts a Distributee’s Eligible Rollover Distribution.

(iv)

The term “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to (A) an individual retirement account or annuity described in Section 408(a) or (b) of the Code; (B) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust that is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible; or (C) for taxable years beginning after December 31, 2006, to a qualified trust or an annuity contract described in Section 403(b) of the Code if such trust or contract provides for separate accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible.

(e) In the event of a mandatory distribution in excess of $1,000 (including the portion of the Participant’s distribution attributable to any rollover contribution) made on or after March 28, 2005, if a Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, then the Plan will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Committee.

7.6 Designation of Beneficiaries. A Participant who elects a form of benefit that provides for continued payments after his death shall designate a Beneficiary to receive such payments, and may change such designation prior to the Benefit Commencement Date in accordance with Section 7.4 (subject to the right of the Participant’s Spouse to consent to any change in accordance with Section 7.4(f) if the Spouse’s original consent did not specifically authorize the Participant to change Beneficiaries). In the case of a Qualified Joint and Survivor or Contingent Annuitant Pension, the Beneficiary designation shall become irrevocable on the Benefit Commencement Date (even if the Beneficiary is the Participant’s spouse and they later divorce), and no further benefits shall be payable after the death of the Participant and Beneficiary. No designation of a Beneficiary or change thereof shall be effective until it has been received by the Committee. The Committee shall be entitled to rely upon the last designation filed by the Participant prior to his death.

7.7 Benefit Commencement Date.

(a) The Benefit Commencement Date for each Participant shall be as set forth in the applicable provision of Article V, subject to the provisions of paragraphs (b) and (c) below.

(b) Except as provided in Section 7.5 above and paragraph (c) below, unless the Participant consents to a later commencement date, the Benefit Commencement Date shall be not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(i)	The Participant’s 65th birthday; or

(ii)	The termination of the Participant’s employment with the Employer.

(c) Effective May 1, 1997, anything else contained herein to the contrary notwithstanding, in no event shall distribution of a Participant’s Pension begin later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/ 2 or retires, or, in the case of a Participant who is a 5% owner (as described in paragraph (a)(i) of the definition of Highly Compensated Employee), April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If commencement of a Participant’s Normal Retirement Pension is deferred until after April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/ 2, the amount of such Participant’s Normal Retirement Benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit as of such date, plus the Actuarial Equivalent of any additional accrued benefit after such date, reduced by the Actuarial Equivalent of any benefit payments made after such date.

7.8 Employment after Normal Retirement Age.

(a) A Participant shall not receive a Pension for any calendar month, including the calendar month in which, or any calendar month following which, he satisfies the requirements for a Normal Retirement Pension under Section 5.1, if during any such calendar month he completes at least 40 Hours of Service.

(b) Subject to Section 7.7(c), if a Participant who continues to be employed or is re-employed by the Employer after he satisfies the requirements for a Normal Retirement Pension completes less than 40 Hours of Service during any calendar month, such Participant shall be considered retired and shall receive his Pension under the Plan. Any employment by the Participant during any calendar month in which he receives Compensation for less than 40 Hours of Service shall not be considered as part of his period of Credited Service.

(c) Upon the death of a Participant who continues his employment beyond the attainment of his Normal Retirement Age and who is not considered retired in accordance with the provisions of this Section 7.8, the provisions of Sections 7.2 or 7.3 (as applicable) shall be operative, and the Pension payable thereunder shall commence as of the first day of the month coincident with or immediately following the Participant’s death in the amount which would have been payable had the Participant retired on the day immediately preceding his death.

(d) The Committee shall provide each Participant who either continues to be employed, or is re-employed, after attaining his Normal Retirement Age with a written notice, which shall satisfy the requirements of Department of Labor Regulations Section 2530.203-3, that his continued employment will result in the suspension of his Pension pursuant to this Section 7.8.

7.9 Retroactive Annuity Starting Date. In the event a Participant affirmatively elects for their benefits to commence as of a Retroactive Annuity Starting Date, this Section 7.9 shall apply:

(a) Except as provided herein, the written explanation described in Section 7.4(b) shall be provided to the Participant within no more than 180 days (90 days for Plan Years beginning before May 1, 2007) and no fewer than 30 days prior to the Date of Distribution based upon the Participant’s election of a Retroactive Annuity Starting Date. Notwithstanding the foregoing, the Date of Distribution may occur more than 180 days (90 days for Plan Years beginning before May 1, 2007) after the date of the issuance of the written explanation as a result of administrative delay. In the event distribution of the Participant’s benefit does not occur within the applicable period following the issuance of the written explanation for reasons other than administrative delay, the Committee shall furnish the Participant with another written explanation. The Participant (with his spouse’s consent, if applicable) may, in writing, waive the requirement that benefits not be distributed fewer than 30 days after the Participant’s receipt of the written explanation, in which case benefits will not be distributed in less than seven days after the written explanation is furnished. The Participant’s election to commence benefit receipt must be made after the written explanation is provided, and on or before the date the first distribution is made.

(b) The Participant’s spouse as of the Date of Distribution, including an alternate payee under the terms of a Qualified Domestic Relations Order, must consent to the Participant’s election of the Retroactive Annuity Starting Date. Spousal consent, however, is not required in the event the survivor benefits that would be payable to the Participant’s spouse as of the Retroactive Annuity Starting Date are not less than the survivor benefits that would be payable to the Participant’s spouse in an optional form of benefit that satisfies the Qualified Joint and Survivor Pension requirements as of a benefit commencement date which occurs subsequent to the date the written explanation is furnished. Additionally, spousal consent is not required if the Participant’s spouse as of the Retroactive Annuity Starting Date would not be the Participant’s spouse as of the date benefits actually commence, unless otherwise required by the terms of a Qualified Domestic Relations Order.

(c) A Participant is not permitted to select a Retroactive Annuity Starting Date that precedes the date upon which the Participant could have otherwise started receiving benefits under the terms of Section 7.1 hereof. A Participant shall be deemed to have elected a Retroactive Annuity Starting Date, and receive distributions subject to this Section 7.9, even if the Participant’s benefits hereunder are adjusted in order to comply with Sections 417(e)(3) and 415 of the Code.

(d) Future periodic payments with respect to a Participant who elects a Retroactive Annuity Starting Date shall be the same as the future periodic payments, if any, that would have been paid with respect to the Participant had payments actually commenced on the Retroactive Annuity Starting Date. Each Participant to whom this Section 7.9 applies shall be paid make-up payments to reflect any missed payment or payments for the period from the Retroactive Annuity Starting Date to the date of the actual make-up payment (with the appropriate adjustment for interest from the date of the actual make-up payment). Said payments shall comply, in all respects, with the requirements of Sections 417(e)(3) and 415 of the Code, with the applicable interest rate and applicable mortality table determined as of that date. Distributions hereunder consisting of make-up payments under this paragraph (d) shall not constitute “eligible rollover distributions” within the meaning of Section 401(a)(31) of the Code.

(e) Distributions (including interest adjustments) made hereunder as of a Retroactive Annuity Starting Date are intended to satisfy the annual benefit limitation of Section 415 of the Code in accordance with this Section 7.9(e). Distributions under this Section 7.9 shall satisfy the annual benefit limitation of Section 415 of the Code as of the Date of Distribution, for all purposes, including for purposes of determining the applicable interest rate and the applicable mortality table. In the event the Participant’s benefit would have been exempt from the present value requirements of Section 417(e)(3) of the Code if the benefit commenced on the Retroactive Annuity Starting Date, the annual benefit limitation of Section 415 of the Code shall not be applied as of the Date of Distribution, if such date is 12 months or less from the Retroactive Annuity Staring Date. Instead, the annual benefit limitation of Section 415 of the Code shall be applied as of the Retroactive Annuity Starting Date.

(f) In the event the Participant’s benefit would have been subject to the present value requirements of Section 417(e)(3) of the Code had distributions commenced on the Retroactive Annuity Starting Date, the Participant’s benefit entitlement shall not be less than the benefit produced by applying the applicable interest rate and the applicable mortality table determined as of the Date of Distribution, to the forms of benefit under this Article VII that corresponds to the benefit that was used to determine the Participant’s benefit entitlement as of the Retroactive Annuity Starting Date.

(g) The purpose of this Section 7.9 is to conform the requirements governing Retroactive Annuity Starting Dates as set forth in Treasury Regulations Section 1.417(e)-1, as now in effect or as hereunder amended. To the extent this Section 7.9 is inconsistent with said regulations, Treasury Regulations Section 1.417(e)-1 shall govern and control.

7.10 Required Minimum Distributions. Notwithstanding any other provisions of the Plan, the following will apply as of January 1, 2003, and to the extent of any conflict with existing provisions of the Plan, the following shall supersede the existing provisions.

(a) Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (a), other than subparagraph (a)(i), will apply as if the surviving spouse were the Participant.

(b) Form of Distribution. Unless the Participant’s interest is distributed in the form of a lump-sum payment on or before the required beginning date referenced in Section 7.7(c), as of the first Distribution Calendar Year, distributions will be made in accordance with paragraphs (c), (d), (e), (f), (g), (h) and (i) hereof. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(c) Payment in the Form of an Annuity. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(i)	The annuity distributions will be paid in periodic payments made at intervals not longer than one year.

(ii)	The distribution period will be over a life (or lives) or over a period certain not longer than the period described in paragraphs (d), (e), (f), (g), (h) and (i) hereof.

(iii)	Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted.

(iv)	Payments will either be nonincreasing or increase only as follows:

(A)	By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)	To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in paragraph (f) dies or is no longer the Participant’s beneficiary pursuant to a Qualified Domestic Relations Order; or

(C)	To pay increased benefits that result from a Plan amendment.

(d) The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under paragraph (a)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

(e) Additional Accruals after First Distribution Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(f) This paragraph (f) shall govern the requirements for annuity distributions that commence during the Participant’s lifetime.

(i)	If the Participant’s interest is being distributed in the form of a Qualified Joint and Survivor Pension for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Treasury Regulations Section 1.401(a)(9)-6T, Q&A-2. If the form of distribution combines a Qualified Joint and Survivor Pension for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii)

Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulations Section l.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and not life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this paragraph (f)(ii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in a Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

(g) If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in paragraphs (a)(i) or (a)(ii) over the life of the designated beneficiary or over a period certain not exceeding:

(i)	Unless the annuity starting date is before the first Distribution Calendar Year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(ii)	If the annuity starting date is before the first Distribution Calendar Year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(h) If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(i) If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, paragraphs (g), (h) and (i) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to paragraph (a)(i).

ARTICLE VIII

APPLICATION FOR BENEFITS, CLAIMS PROCEDURE

AND GENERAL PROVISIONS

8.1 Advance Written Applications Required. An application for the commencement of a Pension must be made in writing on a form and in a manner prescribed by the Committee, and must be submitted to the Committee in care of the Personnel Department of the Employer by a Participant or Beneficiary, or authorized representative acting on his behalf (the “claimant”). A claimant’s benefits shall, subject to the applicable provision of Article V and the provisions of Section 7.7, commence:

(a) Except as provided in paragraph (b) below, on the first day of the month which follows his eligibility for a Pension and which is at least one month after the date on which he filed his application.

(b) If the day determined in paragraph (a) above is more than two months after the close of the Plan Year in which he attained his Normal Retirement Age and more than two months after the close of the Plan Year in which he was last employed by the Employer, the Company or any Related Company, his benefits shall commence on the first day of the third month after the close of such Plan Year.

Anything to the contrary notwithstanding, when the Employer terminates the employment of a Participant, the application requirement shall be waived when the effective date of such termination is less than 60 days prior to the effective date of Retirement.

8.2 Information Required. The claimant shall furnish the Committee with any information or proof requested by it and reasonably required to administer the Plan. The Committee shall be the sole judge of the standard of proof required in any case. No application shall be considered complete until such information or proof requested by the Committee is submitted.

8.3 Denial of Benefits. In the event that any application for benefits is denied, in whole or in part, the Committee shall notify the claimant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his application, an explanation of why such information is necessary and an explanation of the Plan’s review procedure and the method of appeal as set forth in Section 8.4. Such notice shall be furnished not more than 90 days after the claim is filed, unless special circumstances require an extension of such period for not more than an additional 90 days and the applicant is notified of such extension by the end of the original 90-day period.

8.4 Review Procedure. A claimant who has received notice that his application has been denied may, within 60 days of receipt of such notice, secure review by written request addressed to the Committee in care of the Personnel Department of the Employer. In connection with such an appeal for a review, the claimant shall have the right to information available to the Committee which may be relevant to his appeal and may submit arguments or comments in writing. The Committee shall render a decision as soon as possible and within 60 days after the request for a review unless special circumstances, such as the need to hold a hearing, require an extension of up to an additional 60 days; provided, however, that if the Committee (or a subcommittee designated to resolve such appeals) holds regularly scheduled meetings at least quarterly, the decision shall be made not later than the next meeting of the Committee or subcommittee held at least 30 days after the appeal is received or, if special circumstances require, the next meeting following such meeting. The decision shall be by the full Committee, or by a subcommittee for the full Committee or any fiduciary named for that purpose by a standing resolution of the Committee delegating such review authority, and shall be submitted to the claimant in writing and shall include the specific reason or reasons for the decision and the specific references to the provisions of the Plan on which the decision is based, and such decision shall be final and binding on the claimant.

8.5 Responsibility for Correctness of Address. Neither the Committee nor the Employer shall be required to determine, or to make an investigation to determine, the identity or mailing address of any Participant, and the Committee shall have discharged its obligation when it shall have sent checks and other papers by registered or certified mail to such Participant at such address as may be designated to it by such Participant or, if he makes no such designation, at his last address on the records of the Employer.

8.6 Payments for Incompetents. In the case of incompetency, either mental or physical, of any Participant or Beneficiary, payments shall be made to the court-appointed guardian of such person who has satisfied the Committee that he or it is caring for said Participant or Beneficiary, and any such payments shall be a complete discharge of the liabilities under the Plan.

8.7 Non-Alienation of Benefits.

(a) Except with respect to Federal income taxes, effective January 1, 1998, certain judgments or settlements in accordance with Section 401(a)(13)(C) of the Code, or for payments pursuant to a Qualified Domestic Relations Order in accordance with paragraph (b), no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, charge, garnishment, levy or encumbrance of any kind, voluntary or involuntary, and any attempt to encumber such benefit in any way whatsoever shall be void. No benefit shall be subject in any manner to the debts or liabilities of any person to whom the benefit is or shall be payable.

(b) Upon receiving any order, judgment or decree which may be a Qualified Domestic Relations Order, the Committee shall promptly notify the Participant involved and any Alternate Payee of the receipt of the order and of the Plan’s procedure for determining whether the order is a Qualified Domestic Relations Order, and shall proceed to determine whether the order is a Qualified Domestic Relations Order. During the period during which it is being determined whether such order is a Qualified Domestic Relations Order, any payments which would, under such order, be payable to an Alternate Payee, shall be placed in a separate account in the Trust. If, within 18 months after the day on which payments pursuant to such order would be required to begin, the Committee determines that such order is a Qualified Domestic

Relations Order, the amount of such separate account, with any earnings thereon, shall be paid to the Alternate Payee as provided in such order. If the status of such order has not been established within such 18-month period, or if it is determined that the order is not a Qualified Domestic Relations Order, the amount of such separate account shall be paid to the Participant, or, if it would not otherwise have been payable currently, shall be restored to the Participant’s Accrued Benefit. Any determination made after the end of such 18-month period shall be applied prospectively only.

ARTICLE IX

ADMINISTRATIVE COMMITTEE AND PLAN ADMINISTRATOR

9.1 Appointment of Committee.

(a) The Board may appoint an Administrative Committee consisting such number of persons as designated by the Board (which shall not be less than one) who shall serve at the pleasure of the Board. The Committee shall appoint one of its members to act as its Chairman and one of its members to act as its Secretary and who shall keep minutes of the Committee’s proceedings. The Committee may act by a majority of its appointed members, and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. The Committee may authorize any one of its members or its Secretary to execute any document on its behalf.

(b) In the event that the Board fails to appoint an Administrative Committee pursuant to Section 9.1(a) or in the event that the Board has terminated such appointment, and has failed to appoint a successor Administrative Committee, then until such time, if ever, as the Board appoints such an Administrative Committee, the Plan Administrator shall have the same powers and duties under the Plan as the Committee, and all references in this Plan to the Committee shall be deemed to refer to the Plan Administrator. In such event, the powers of the Committee may be exercised by the President of the Employer or such person as he may designate or, in the absence of such designation, by the officers and management employees of the Employer generally responsible for matters involving personnel and employee benefits.

9.2 Committee Actions. The Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable or appropriate for the conduct of its affairs. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee, and shall have no duty or responsibility to verify such information.

9.3 Resignation or Removal of Committee Member.

(a) Any member of the Committee may resign from office at any time by notifying the Employer and the other members of the Committee in writing, at least ten days in advance, of such resignation; provided, however, that such notice may, at the option of the parties, be waived.

(b) Any member of the Committee may be removed from office by the Employer at any time, with or without cause. Such removal shall be effectuated by the tendering to such member and the other members of the Committee of a written notice of removal, to take effect on the date specified therein; provided, however, that such notice may, at the option of the parties, be waived.

(c) Upon such resignation or removal of a member of the Committee, or upon his death, the Board shall promptly appoint a successor member of the Committee, and shall give prompt written notice thereof to the other members of the Committee. In the event of the failure of the Board to appoint such successor by the effective date of such resignation or removal, or within ten days after such death, the remaining members of the Committee may appoint such successor.

(d) Each successor member of the Committee shall have all the powers, duties, responsibilities and obligations conferred by the Plan as if originally named to the Committee. No successor member of the Committee shall be personally liable for any act or failure to act of his predecessor or shall have any duty to review the actions of his predecessor.

9.4 Powers and Duties of Committee. The Committee shall be the named fiduciary of the Plan under ERISA and, in such capacity, shall have the responsibility for, and the authority to manage the operation and administration of, the Plan. The Committee shall have all powers and duties which are reasonably necessary to carry out its responsibilities under the Plan, including but not limited to the power to:

(a) employ investment managers and advisors, accountants, legal counsel, consultants and actuaries and any other person or organization it feels necessary or proper to assist it in the performance of its duties under the Plan, and all reasonable expenses therefor shall be paid as provided in Section 10.6;

(b) administer and construe the Plan, and correct any defects or supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem expedient to carry out the purpose of the Plan; provided, however, that a member of the Committee shall not individually act on any matter relating to himself;

(c) communicate its decisions and directions to the Trustee, a Participant, the Employer or to any other person or organization who is to receive such decision or direction, which may be relied upon by its recipient as being the binding decision of the Committee;

(d) allocate or delegate, among the members of the Committee or to any other person, any fiduciary responsibility (other than trustee responsibilities) with respect to the Plan;

(e) determine the amount of and eligibility for benefits under the Plan; provided, however, that all such determinations shall be made on a uniform and non-discriminatory basis; and

(f) establish rules, regulations and procedures for the administration of the Plan. To the extent consistent with applicable provisions of ERISA and the Code, such rules, regulations and procedures may alter any provision of the Plan that is administrative or procedural in nature (including any provision that specifies the time for performing any act), and any such rule, regulation or procedure shall be deemed incorporated into the Plan without the necessity of an amendment.

All determinations and interpretations of the Plan by the Committee, and all rules, regulations, and procedures adopted by the Committee, which are consistent with the fiduciary requirements of ERISA shall be final and binding on all Participants, Beneficiaries and other persons claiming any interest in the Plan.

9.5 Discharge of Fiduciary Responsibilities. Each member of the Committee, and any other fiduciary under the Plan, shall discharge his duties and responsibilities with respect to the Plan:

(a) solely in the interest of the Participants and Beneficiaries, for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

(d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the applicable provisions of ERISA.

9.6 Records Required. To put into effect the purposes of the Plan, the Committee shall cause to be maintained by the Employer a record of the Compensation applicable to each Participant, the Beneficiaries designated by each Participant, the Participant’s years of Credited Service, and such other records as may be required for the efficient administration of the Plan.

9.7 Indemnification. The Employer shall indemnify and save harmless the Committee, each member of the Committee, and any officer or employee of the Employer exercising any of the powers of the Plan Administrator from and against any and all loss resulting from any liability to which such person may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense if the Employer fails to provide such defense.

9.8 Liability of Committee. The Employer shall reimburse the Committee for any bond or other security required by law. The Employer agrees, to the extent permitted by law, that it shall pay any insurance premium as directed by the Committee or (in default of a direction by the Committee) shall reimburse any member of the Committee for any insurance policy procured by the Committee (or a member) insuring any member of the Committee and any of its agents with respect to any liability which may be imposed by reason of any act or failure to act in carrying out the fiduciary obligations imposed upon any of them.

9.9 Plan Administrator.

(a) The Employer, or such person as the Company shall designate pursuant to paragraph (b), shall serve as the Administrator of the Plan. The Administrator shall be the “plan administrator” as defined in Section 414(g) of the Code, and the “administrator” as defined in Section 3(16)(A) of ERISA. The Administrator shall have the duty to file such plan descriptions and annual reports as may be required by ERISA or similar legislation and shall be designated to accept service of legal process and any other notices for the Plan.

(b) The Company shall have the authority to appoint another corporation or one or more persons to serve as the Administrator hereunder, in which event such corporation or person (or persons) shall exercise all of the powers, duties, responsibilities and obligations of the Administrator hereunder.

ARTICLE X

CONTRIBUTIONS AND FUNDING

10.1 General.

(a) The Trustee shall hold, invest and distribute the assets of the Trust Fund and shall serve at the pleasure of the Board. All contributions made by the Employer under the Plan shall be paid to the Trustee.

(b) All Employer contributions made under the Plan are expressly conditional upon the qualification of the Plan under Section 401(a) of the Code and upon the deductibility of the contribution under Section 404 of the Code in the Plan Year for which such contribution is made and any amount which subsequently determined to be non-deductible in such Plan Year, or which is otherwise based on a good faith mistake of fact, shall be returned to the Employer in accordance with Section 13.1.

10.2 Amount of Contributions. The Employer shall make contributions to the Trust Fund in such amounts and at such times as shall be determined by the Board in accordance with a funding method and policy to be established by the Employer which shall be consistent with the Plan’s objectives and in full compliance with the minimum funding requirements imposed under Title I of ERISA.

10.3 Payment of Contributions. The Employer’s contribution shall be paid to the Trustee in cash.

10.4 Time for Payment. Except to the extent that quarterly or more frequent contributions are required by Section 412 of the Code, all contributions made by the Employer shall be delivered to the Trustee not later than the earlier of (a) the date prescribed by law (including any extensions thereof) for the filing of the Employer’s federal income tax return for the Plan Year for which such contribution is made or (b) 2 1/2 months after the end of the Plan Year, plus any extensions granted by the Internal Revenue Service under Section 412(c)(10) of the Code.

10.5 Forfeitures. Amounts which are forfeited by a Participant because of termination of employment before becoming eligible for a Pension shall be used to reduce the Employer’s contribution to the Trust Fund as provided in Section 10.1, and shall not be applied to increase the benefits otherwise payable under the Plan to the remaining Participants.

10.6 Payment of Benefits and Expenses. The Trust Fund shall be used to pay benefits as and to the extent provided in the Plan. The Employer shall not have any obligation to make or continue from its own funds any Pension or other payment provided for in the Plan. Unless the Employer pays the expenses of the Plan directly, they shall be paid from the Trust Fund.

10.7 Participant Contributions. Participants are not required or permitted to make any contributions under the Plan.

ARTICLE XI

EMPLOYEE RIGHTS

11.1 Benefits of Participants and Beneficiaries. Every Participant and Beneficiary receiving benefits under the Plan shall be entitled to receive, on a regular basis, a written account of his personal benefit status and of the relevant terms of the Plan which provides these benefits.

11.2 Protection from Reprisal. No Participant or Beneficiary may be discharged, fined, suspended, expelled, disciplined, or otherwise discriminated against for exercising any right to which he is entitled or for cooperating with any inquiry or investigation under the provisions of the Plan or any governing law or regulations, including ERISA. No person shall, directly or indirectly, through the use or threatened use of fraud, force or violence, restrain, coerce or intimidate any Participant or Beneficiary for the purpose of interfering with or preventing the exercise of or enforcement of any right, remedy or claim to which he is entitled under the terms of the Plan or any governing law or regulations, including ERISA.

11.3 Non-Guarantee of Employment. Participation in the Plan shall not grant any Participant the right to be retained in the service of the Employer nor form a part of any employment agreement nor grant any other rights or interest in the Plan assets other than those specifically set forth herein, nor shall it be construed as giving any Participant any equity or other interest in the assets, business or affairs of the Employer.

11.4 Nonforfeitability of Benefits. Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant during his lifetime of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of the Plan.

11.5 No Decrease in Benefits. In the case of a Participant or Beneficiary who is receiving benefits under the Plan, or a Participant who is separated from service and who has nonforfeitable rights to benefits, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the earlier of the date of first receipt of such benefits or the date of such separation.

ARTICLE XII

AMENDMENT AND TERMINATION

12.1 Permanency. Although it is the expectation of the Employer that the Plan and the payment of contributions hereunder shall be continued indefinitely, the continuance of the Plan is not assumed as a contractual obligation of the Employer. The Plan may be amended or terminated only as provided in this Article XII.

12.2 Amendments.

(a) The Employer reserves the right to amend the Plan from time to time by action of the Board or any person to whom the Board may delegate such right, and to modify or cancel any such amendments. Any amendments shall be as set forth in an instrument in writing executed by the Employer.

(b) No amendment to this Plan shall:

(i)	Cause any of the assets of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in Article XIII;

(ii)	Except as permitted by Section 411(d)(6) of the Code or Treasury Regulations issued thereunder, have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit already accrued or eliminate or reduce any early retirement benefit or retirement-type subsidy or eliminate any optional form of benefit with respect to a Participant’s Accrued Benefit; provided, that a Participant’s Accrued Benefit, early retirement benefit, retirement-type subsidy or optional form of benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code (for Plan Years beginning before January 1, 2008) or Section 412(d)(2) of the Code (for Plan Years beginning after December 31, 2007), or to the extent permitted under Treasury Regulations Sections 1.411(d)-3 and 1.411(d)-4;

(iii)	Create or effect any discrimination in favor of Participants who are highly compensated or who are officers of the Employer; or

(iv)	Affect the rights, responsibilities or duties of the Trustee without first obtaining the Trustee’s written consent thereto.

12.3 Permanent Discontinuance of Contributions. The permanent discontinuance of contributions by the Employer shall not be deemed to be a complete or partial termination of the Plan or operate to accelerate any payments or distributions to or for the benefit of the Participants. The Trustee shall continue to administer the Trust in accordance with the provisions thereof.

12.4 Termination. In accordance with the procedures set forth in this Article XII, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer, in which event provision may be made by the successor for continuing the Plan and, in that event, the successor shall be automatically substituted for the Employer under the Plan. In the event that the Employer is judicially declared to be bankrupt or insolvent, the Plan shall be terminated. Subject to the applicable requirements, if any, of ERISA governing the termination of employee pension benefit plans (as defined in ERISA), the Employer shall direct and require the Trustee to liquidate the Trust Fund, or the applicable portion thereof, in accordance with the provisions of this Article XII.

12.5 Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan the Employer shall cause the proportionate interest of the Participants affected by such partial termination to be determined. The determination of such proportionate interest shall be done in an equitable manner, considering the remaining Participants as well as the Participants affected by the termination, and on the basis of the contributions made by the Employer, the provisions of this Article XII and other appropriate considerations. After such proportionate interest has been determined, the Trustee shall allocate and segregate the assets of the Trust Fund according to such proportionate interest. Neither the Trustee nor the Committee shall have any responsibility with respect to the determination of any such proportionate interest. The assets of the Trust Fund so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with the provisions of Sections 12.6 and 12.7.

12.6 Liquidation of Trust Fund. Upon the termination of the Plan, or upon the termination of employment by a group of Participants which constitutes a partial termination of the Plan, the Accrued Benefit of each Participant affected by the termination shall, as of the date of termination, become fully vested and nonforfeitable to the extent funded, but such Participants’ recourse toward satisfaction of the right thereto shall be limited to the assets of the Trust Fund or the portion thereof segregated in accordance with Section 12.5. The assets of the Trust Fund, or the portion thereof segregated in accordance with Section 12.5 above, shall be liquidated (after provision is made for the expenses of liquidation) and shall be allocated by the Committee among the affected Participants (and their Beneficiaries) in the following order of priority:

(a) First, in the case of benefits payable as a Pension:

(i)	In the case of a Pension which was in pay status as of the beginning of the three-year period ending on the termination of the Plan, to each such Pension, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such Pension would be the least; or

(ii)

In the case of a Pension which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his Pension had commenced

(in the standard form of a Pension under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which the Pension would be the least.

(iii)	For purposes of this first priority, the lowest Pension in pay status during the three-year period shall be considered the Pension in pay status for such period.

(b) Second:

(i)	To all other benefits (if any) of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to the limitation in the amount of monthly benefits computed by multiplying $750 by a fraction, the numerator of which is the contribution and benefit base pursuant to Section 230 of the Social Security Act at the time the Plan terminates and the denominator of which is such contribution and benefit base in effect in calendar year 1974); and

(ii)	To the additional benefits (if any) which would be determined under paragraph (a) above, if the restrictions on benefits with respect to a Participant who owns, directly on indirectly, more than 10% in value of either the voting stock of the Employer did not apply.

(c) Third, to all other nonforfeitable benefits under the Plan.

(d) Fourth, to all other benefits under the Plan.

12.7 Allocation Procedures. For purposes of Section 12.6 above:

(a) The amount allocated under any paragraph of Section 12.6 with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior paragraph of such Section 12.6.

(b) If the assets available for allocation under any paragraph of Section 12.6 (other than paragraphs (c) and (d)) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the actuarial present value (as of the termination date) of the respective benefits described in that paragraph.

(c) This paragraph (c) applies if the assets available for allocation under Section 12.6(c) are not sufficient to satisfy in full the benefits of individuals described therein.

(i)

If this subparagraph applies, except as provided in subparagraph (2) below, the assets shall be allocated to the benefits of individuals described in Section 12.6(c) on the basis of the benefits of individuals which would have been described in such Section 12.6(c) under the Plan as in effect at the beginning of the five-year period ending on the date of Plan termination.

(ii)	If the assets available for allocation under subparagraph (i) above are sufficient to satisfy in full the benefits described in such subparagraph (without regard to this subparagraph), then for purposes of subparagraph (i) the benefits of individuals described in such subparagraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in subparagraph (i), and any assets remaining shall be allocated under subparagraph (i) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such five-year period.

(d) If the Secretary of the Treasury (or his delegate) determines that any allocation made pursuant to this Section 12.7 (without regard to this paragraph) results in discrimination prohibited by Section 401(a)(4) of the Code, then, if required to prevent the disqualification of the Plan (or the Trust Fund) under the Code, the assets allocated under Sections 12.6(b)(2), 12.6(c) and 12.6(d) shall be reallocated to the extent necessary to avoid such discrimination.

(e) If the assets allocable pursuant to this Section 12.7 shall prove to be insufficient to provide the benefits specified for all members of a group within a particular level of priority specified therein, then the assets allocable to the members of that group within the particular priorities shall be allocated among members in that group in the following order:

(i)	First, to provide benefits for Participants who have retired and to provide benefits to Beneficiaries of Participants who have died.

(ii)	Second, to provide benefits for all Participants who have attained their Normal Retirement Age but have not yet retired.

(iii)	Third, to provide benefits for all Participants not included above who would have qualified for an Early Retirement Pension on the date of the termination of the Plan.

(iv)	Fourth, to provide benefits for all other Participants.

(f) Except as may be otherwise required by the Pension Benefit Guaranty Corporation, Pensions payable to any Participant or Beneficiary described in Sections 12.6(a) and 12.6(b) above shall continue to be paid or shall become payable on the first day of the month following the allocation of Plan assets, and all other Pensions shall be payable on the Participant’s Normal Retirement Age.

(g) If, after a diligent search, the Committee is unable to locate any Participant or Beneficiary entitled to benefits under the Plan, an amount equal to the designated benefit, as defined in Section 4050 of ERISA, shall be transferred to the Pension Benefit Guaranty

Corporation in accordance with said Section 4050, which shall fully discharge all liability of the Plan with respect to such Participant or Beneficiary.

12.8 Distribution Procedures.

(a) The Plan’s actuary shall calculate the allocation of assets of the Trust Fund in accordance with the above priority categories and shall certify his calculations to the Employer, the Trustee and the Committee.

(b) The provisions of Section 12.6 and 12.7 are intended to comply with the provisions of ERISA. If there is any discrepancy between Sections 12.6 and 12.7 and the provisions of ERISA, such discrepancy shall be resolved in such a way as to comply with ERISA.

(c) Anything to the contrary notwithstanding, no liquidation of assets and payment of benefits (or provision therefor) shall actually be made by the Trustee until after it is advised by the Employer in writing that the applicable requirements, if any, of ERISA governing the termination of employee pension benefit plans have been, or are being complied with, or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

(d) Effective as of the date established in regulations issued under Section 4050 of ERISA, if the Committee is unable after a diligent effort to locate any Participant entitled to receive benefits under the Plan, the Trustee shall transfer the applicable amount determined under Section 4050 of ERISA to the Pension Benefit Guaranty Corporation, which shall fully discharge all liability of the Plan with respect to such Participant.

12.9 Residual Amounts. In no event shall the Employer receive any amounts from the Trust Fund upon termination of the Plan other than as permitted by Article XIII, except that, and notwithstanding any other provision of the Plan, the Employer shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan and arising out of any variations between actual requirements and expected actuarial requirements.

12.10 Merger, Consolidation or Transfer of Assets or Liabilities. In the case of a merger, consolidation or transfer of assets or liabilities to any other qualified employee plan, each Participant in the Plan shall (if the Plan had then terminated) receive a benefit immediately after such merger, consolidation or transfer of assets or liabilities which is equal to or greater than the benefit that the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets or liabilities (if the Plan had then terminated).

12.11 Freeze of Plan. Effective as of and after April 30, 2005, the Plan is frozen. Each Participant’s Accrued Benefit and participation herein shall be frozen as of said date.

ARTICLE XIII

NO REVERSION TO EMPLOYER

13.1 Trust Fund Recovery.

(a) Except as otherwise expressly provided herein, no part of the corpus or income of the Trust Fund shall revert to the Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries and payment of the expenses of the Plan and Trust.

(b) In the event that any portion of a contribution is made by the Employer to the Plan because of either a good faith mistake of fact or a good faith mistake in determining that such contribution is deductible in the Plan Year for which such contribution is made under Section 404 of the Code, the Trustee shall return to the Employer, upon written notice thereof, an amount equal to the portion of such contribution which would not have been made but for such mistake of fact, or which is determined to be non-deductible, as the case may be, subject to the following conditions and limitations. No amount shall be returned to the Employer pursuant to this paragraph (b) unless such amount is returned not later than one year after the date on which the contribution was made in the case of a contribution based on a mistake of fact was made, or the date on which the deduction is disallowed in case of a contribution mistakenly believed to be deductible. For purposes of the preceding sentence, a deduction shall be considered to be disallowed on either (i) the day on which the Employer voluntarily files an amended federal income tax return correcting the error; (ii) the day on which the Internal Revenue Service issues a statutory notice of deficiency, notice of final partnership or S corporation administrative adjustment, or other determination from which no further administrative appeal is possible, which notice is based in whole or part upon disallowance of such deduction, provided that, if applicable, no person files a timely petition for judicial review of such determination; or (iii) if such a petition for judicial review is filed, the day on which a final judgment is entered dismissing such petition or upholding the disallowance of such deduction from which judgment no further appeal is possible, or as to which the time for filing an appeal expires. The amount returned to the Employer shall not include any earnings attributable to the erroneous contribution, but shall be reduced by any losses attributable thereto.

ARTICLE XIV

MULTIPLE EMPLOYERS

The Trust Fund may be commingled with other pension trust funds, in which case it shall be held and invested as a single fund except as otherwise provided in the Plan, but at all times the portion of the Trust Fund attributable to Participants employed by the Employer shall be ascertainable by the Committee. The adoption of this Plan by an Employer shall not create a joint venture or partnership relation between it and any other party thereto, nor shall such action ever be construed as having that effect. Any rights, duties, liabilities and obligations assumed hereunder by the Employer, or imposed upon it under or as a result of the terms and provisions hereof, shall relate to and only affect the Employer above.

ARTICLE XV

MISCELLANEOUS

15.1 Limitation of Liability. Neither the Employer, the Company, nor any member of the Committee, nor any Trustee acting hereunder, shall be liable in any manner if the Trust Fund should be insufficient to provide for the payment of benefits called for by the Plan.

15.2 Reference to Other Documents. Wherever in the Plan reference is made to Participants’ rights under the Plan, it shall be construed as reference to Participants’ rights also under any other instrument, trust agreement or insurance or annuity contract created or entered into to effect the purpose of the Plan.

15.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina to the extent that such laws are not pre-empted by the laws of the United States of America.

15.4 Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but such remaining provisions shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted therein.

15.5 Litigation. In any action or proceeding regarding the assets or administration of the Plan, Employees, former Employees, Participants, Beneficiaries or any other persons having or claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, the Employer, the Plan Administrator, the Committee, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to the Company, the Employer, the Plan Administrator, the Committee, or the Trustee of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in the Plan shall constitute a release of the Company, the Employer, the Plan Administrator, the Committee, and the Trustee and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

15.6 Conformance with Code and ERISA. The Plan is intended to comply in all respects with the requirements of Section 401(a) of the Code and Titles I and IV of ERISA, and shall be so construed. References to specific provisions of the Code or ERISA in certain provisions of the Plan shall not be construed to limit reference to other provisions of the Code or ERISA in construing other provisions of the Plan where such reference is consistent with the purpose of the Plan. If any provision of the Code or ERISA is amended, any reference in the Plan to such provision shall, if appropriate in the context and consistent with the purpose of the Plan, be deemed to refer to any successor to such provision.

15.7 Adequacy of Evidence. Evidence that is required of anyone under this Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the person acting on such evidence considers pertinent and reliable.

15.8 Waiver of Notice. Any notice under this Plan may be waived by the person entitled to notice.

15.9 Successors. This Plan will be binding on the Company and Employer, and on all persons entitled to benefits hereunder, and their respective successor, heirs and legal representatives.

15.10 Validity of Actions. Any action by any person purporting to act on behalf of the Company, the Employer, or any fiduciary pursuant to this Plan may be ratified by the person on whose behalf the action is taken, which shall have the same effect as if such action was originally authorized. Any action by the Company, the Employer or any fiduciary under the Plan, or by any person acting on behalf of the Company, the Employer or any fiduciary, which fails to comply with any procedural requirement of the Plan shall nevertheless be given effect to the extent equitable and consistent with the purposes of the Plan.

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES

OF

KEWAUNEE SCIENTIFIC CORPORATION

EXHIBIT A

This Exhibit A, attached to and made a part of the Plan, provides the actuarial equivalence factors under the plan, based on the UP 1984 mortality table with 7% interest, as follows:

Kewaunee Scientific Corporation

Joint & Survivor 100% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	35	36	37	38	39	40	41	42	43	44	45	46	47
55	0.7888	0.7920	0.7954	0.7988	0.8024	0.8062	0.8100	0.8140	0.8181	0.8223	0.8266	0.8311	0.8356
56	0.7764	0.7796	0.7830	0.7865	0.7902	0.7940	0.7979	0.8020	0.8062	0.8105	0.8149	0.8195	0.8242
57	0.7635	0.7668	0.7702	0.7738	0.7775	0.7813	0.7853	0.7894	0.7937	0.7981	0.8027	0.8074	0.8122
58	0.7502	0.7535	0.7569	0.7605	0.7643	0.7682	0.7722	0.7764	0.7808	0.7853	0.7899	0.7947	0.7996
59	0.7364	0.7397	0.7432	0.7468	0.7506	0.7546	0.7587	0.7629	0.7673	0.7719	0.7767	0.7815	0.7866
60	0.7222	0.7256	0.7291	0.7327	0.7365	0.7405	0.7446	0.7489	0.7534	0.7581	0.7629	0.7678	0.7729
61	0.7076	0.7110	0.7145	0.7181	0.7220	0.7260	0.7301	0.7345	0.7390	0.7437	0.7486	0.7536	0.7588
62	0.6927	0.6960	0.6995	0.7032	0.7070	0.7110	0.7152	0.7196	0.7241	0.7289	0.7338	0.7389	0.7442
63	0.6774	0.6807	0.6842	0.6878	0.6917	0.6957	0.6999	0.7043	0.7088	0.7136	0.7186	0.7237	0.7291
64	0.6618	0.6651	0.6685	0.6722	0.6760	0.6800	0.6842	0.6886	0.6932	0.6980	0.7030	0.7082	0.7135
65	0.6459	0.6492	0.6526	0.6563	0.6601	0.6641	0.6683	0.6726	0.6772	0.6820	0.6870	0.6922	0.6976
66	0.6299	0.6331	0.6365	0.6401	0.6439	0.6479	0.6521	0.6564	0.6610	0.6658	0.6708	0.6760	0.6815
67	0.6137	0.6169	0.6203	0.6239	0.6276	0.6316	0.6357	0.6401	0.6446	0.6494	0.6544	0.6596	0.6650
68	0.5974	0.6006	0.6039	0.6075	0.6112	0.6151	0.6192	0.6235	0.6280	0.6328	0.6378	0.6430	0.6484
69	0.5809	0.5840	0.5873	0.5908	0.5945	0.5984	0.6024	0.6067	0.6112	0.6159	0.6208	0.6260	0.6314
70	0.5642	0.5672	0.5705	0.5739	0.5775	0.5813	0.5853	0.5896	0.5940	0.5987	0.6036	0.6087	0.6141
71	0.5471	0.5502	0.5533	0.5567	0.5603	0.5640	0.5680	0.5721	0.5765	0.5811	0.5860	0.5910	0.5964
72	0.5299	0.5329	0.5360	0.5393	0.5428	0.5465	0.5503	0.5544	0.5587	0.5633	0.5681	0.5731	0.5783
73	0.5125	0.5154	0.5184	0.5217	0.5251	0.5287	0.5325	0.5365	0.5407	0.5452	0.5499	0.5548	0.5600
74	0.4950	0.4978	0.5008	0.5039	0.5073	0.5108	0.5145	0.5185	0.5226	0.5270	0.5316	0.5364	0.5415
75	0.4775	0.4802	0.4831	0.4862	0.4894	0.4929	0.4965	0.5004	0.5044	0.5087	0.5132	0.5179	0.5229
76	0.4600	0.4627	0.4655	0.4685	0.4716	0.4750	0.4785	0.4823	0.4862	0.4904	0.4948	0.4994	0.5043
77	0.4427	0.4452	0.4480	0.4509	0.4539	0.4572	0.4606	0.4643	0.4681	0.4722	0.4765	0.4810	0.4858
78	0.4255	0.4280	0.4307	0.4335	0.4364	0.4396	0.4429	0.4465	0.4502	0.4542	0.4583	0.4627	0.4674
79	0.4085	0.4109	0.4135	0.4162	0.4191	0.4221	0.4253	0.4288	0.4324	0.4362	0.4403	0.4445	0.4490
80	0.3916	0.3940	0.3964	0.3990	0.4018	0.4048	0.4079	0.4112	0.4147	0.4184	0.4223	0.4265	0.4309

2

Kewaunee Scientific Corporation

Joint & Survivor 100% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	48	49	50	51	52	53	54	55	56	57	58	59	60
55	0.8402	0.8449	0.8497	0.8546	0.8595	0.8645	0.8695	0.8745	0.8795	0.8846	0.8896	0.8947	0.8996
56	0.8289	0.8338	0.8388	0.8438	0.8489	0.8541	0.8593	0.8646	0.8699	0.8752	0.8805	0.8858	0.8911
57	0.8171	0.8221	0.8272	0.8325	0.8378	0.8431	0.8486	0.8541	0.8596	0.8652	0.8708	0.8764	0.8820
58	0.8047	0.8098	0.8151	0.8205	0.8260	0.8316	0.8372	0.8430	0.8488	0.8546	0.8605	0.8663	0.8722
59	0.7917	0.7970	0.8025	0.8080	0.8137	0.8195	0.8253	0.8313	0.8373	0.8434	0.8495	0.8557	0.8618
60	0.7782	0.7836	0.7892	0.7949	0.8008	0.8067	0.8128	0.8189	0.8252	0.8315	0.8379	0.8443	0.8508
61	0.7642	0.7697	0.7754	0.7812	0.7872	0.7933	0.7996	0.8059	0.8124	0.8190	0.8256	0.8323	0.8391
62	0.7496	0.7552	0.7610	0.7670	0.7731	0.7794	0.7858	0.7923	0.7990	0.8058	0.8127	0.8197	0.8267
63	0.7346	0.7403	0.7462	0.7523	0.7585	0.7649	0.7715	0.7782	0.7850	0.7920	0.7992	0.8064	0.8137
64	0.7191	0.7249	0.7309	0.7370	0.7434	0.7499	0.7566	0.7635	0.7705	0.7777	0.7850	0.7925	0.8001
65	0.7033	0.7091	0.7151	0.7214	0.7278	0.7344	0.7413	0.7483	0.7555	0.7628	0.7704	0.7780	0.7858
66	0.6871	0.6930	0.6990	0.7053	0.7119	0.7186	0.7255	0.7326	0.7400	0.7475	0.7552	0.7631	0.7711
67	0.6707	0.6766	0.6827	0.6890	0.6956	0.7024	0.7094	0.7166	0.7241	0.7318	0.7396	0.7477	0.7559
68	0.6540	0.6599	0.6661	0.6724	0.6790	0.6859	0.6930	0.7003	0.7078	0.7156	0.7236	0.7318	0.7402
69	0.6371	0.6429	0.6491	0.6555	0.6621	0.6690	0.6761	0.6834	0.6911	0.6989	0.7071	0.7154	0.7240
70	0.6197	0.6255	0.6316	0.6380	0.6446	0.6515	0.6587	0.6661	0.6738	0.6817	0.6899	0.6984	0.7071
71	0.6019	0.6077	0.6138	0.6202	0.6268	0.6336	0.6408	0.6482	0.6559	0.6639	0.6722	0.6807	0.6895
72	0.5838	0.5896	0.5956	0.6019	0.6085	0.6153	0.6225	0.6299	0.6376	0.6456	0.6539	0.6625	0.6714
73	0.5654	0.5711	0.5771	0.5833	0.5898	0.5966	0.6037	0.6111	0.6188	0.6268	0.6351	0.6437	0.6527
74	0.5469	0.5525	0.5583	0.5645	0.5709	0.5777	0.5847	0.5920	0.5997	0.6077	0.6160	0.6246	0.6335
75	0.5282	0.5337	0.5395	0.5455	0.5519	0.5585	0.5655	0.5727	0.5803	0.5882	0.5965	0.6051	0.6140
76	0.5095	0.5148	0.5205	0.5265	0.5327	0.5392	0.5461	0.5532	0.5608	0.5686	0.5768	0.5853	0.5942
77	0.4908	0.4961	0.5016	0.5074	0.5136	0.5200	0.5267	0.5337	0.5411	0.5489	0.5570	0.5654	0.5742
78	0.4723	0.4774	0.4828	0.4885	0.4945	0.5008	0.5074	0.5143	0.5216	0.5292	0.5372	0.5455	0.5542
79	0.4538	0.4588	0.4641	0.4696	0.4755	0.4816	0.4881	0.4948	0.5020	0.5094	0.5173	0.5255	0.5341
80	0.4355	0.4403	0.4454	0.4509	0.4565	0.4625	0.4688	0.4754	0.4824	0.4897	0.4974	0.5054	0.5139

3

Kewaunee Scientific Corporation

Joint & Survivor 100% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	61	62	63	64	65	66	67	68	69	70	71	72	73
55	0.9046	0.9095	0.9143	0.9190	0.9236	0.9281	0.9324	0.9367	0.9408	0.9447	0.9486	0.9523	0.9558
56	0.8964	0.9015	0.9067	0.9117	0.9166	0.9214	0.9261	0.9307	0.9351	0.9394	0.9435	0.9475	0.9514
57	0.8875	0.8930	0.8985	0.9038	0.9091	0.9143	0.9193	0.9242	0.9289	0.9336	0.9380	0.9424	0.9466
58	0.8781	0.8839	0.8897	0.8954	0.9010	0.9065	0.9119	0.9171	0.9222	0.9272	0.9321	0.9368	0.9413
59	0.8680	0.8742	0.8803	0.8863	0.8923	0.8981	0.9039	0.9095	0.9150	0.9203	0.9256	0.9306	0.9355
60	0.8573	0.8638	0.8702	0.8766	0.8829	0.8892	0.8953	0.9013	0.9071	0.9129	0.9185	0.9239	0.9292
61	0.8459	0.8527	0.8595	0.8662	0.8729	0.8795	0.8860	0.8924	0.8986	0.9048	0.9108	0.9167	0.9223
62	0.8338	0.8409	0.8480	0.8551	0.8622	0.8691	0.8760	0.8828	0.8895	0.8960	0.9025	0.9088	0.9149
63	0.8211	0.8285	0.8359	0.8434	0.8508	0.8581	0.8654	0.8726	0.8797	0.8867	0.8935	0.9003	0.9068
64	0.8077	0.8154	0.8232	0.8310	0.8387	0.8465	0.8541	0.8617	0.8692	0.8766	0.8839	0.8911	0.8981
65	0.7938	0.8018	0.8098	0.8179	0.8260	0.8341	0.8422	0.8502	0.8581	0.8659	0.8737	0.8813	0.8888
66	0.7793	0.7875	0.7959	0.8043	0.8127	0.8212	0.8296	0.8380	0.8463	0.8546	0.8628	0.8709	0.8789
67	0.7643	0.7728	0.7814	0.7901	0.7989	0.8077	0.8165	0.8252	0.8340	0.8427	0.8514	0.8600	0.8684
68	0.7488	0.7576	0.7664	0.7754	0.7845	0.7936	0.8028	0.8119	0.8210	0.8302	0.8393	0.8483	0.8573
69	0.7327	0.7417	0.7508	0.7601	0.7694	0.7789	0.7883	0.7978	0.8074	0.8169	0.8265	0.8360	0.8454
70	0.7160	0.7251	0.7345	0.7439	0.7536	0.7633	0.7731	0.7829	0.7928	0.8028	0.8128	0.8228	0.8327
71	0.6986	0.7079	0.7174	0.7271	0.7369	0.7469	0.7570	0.7672	0.7774	0.7878	0.7982	0.8086	0.8190
72	0.6805	0.6900	0.6996	0.7095	0.7195	0.7298	0.7401	0.7506	0.7612	0.7719	0.7827	0.7936	0.8044
73	0.6619	0.6714	0.6812	0.6912	0.7014	0.7118	0.7224	0.7332	0.7440	0.7551	0.7663	0.7776	0.7889
74	0.6428	0.6523	0.6622	0.6723	0.6827	0.6933	0.7041	0.7150	0.7262	0.7375	0.7491	0.7607	0.7725
75	0.6233	0.6329	0.6428	0.6530	0.6634	0.6741	0.6851	0.6962	0.7076	0.7193	0.7311	0.7431	0.7553
76	0.6034	0.6130	0.6229	0.6332	0.6437	0.6545	0.6656	0.6769	0.6885	0.7003	0.7124	0.7247	0.7373
77	0.5834	0.5930	0.6029	0.6131	0.6237	0.6345	0.6456	0.6571	0.6688	0.6808	0.6932	0.7058	0.7186
78	0.5633	0.5728	0.5827	0.5929	0.6034	0.6143	0.6254	0.6369	0.6487	0.6609	0.6734	0.6863	0.6994
79	0.5431	0.5525	0.5622	0.5723	0.5828	0.5937	0.6048	0.6163	0.6282	0.6405	0.6531	0.6661	0.6794
80	0.5227	0.5320	0.5416	0.5516	0.5620	0.5728	0.5839	0.5954	0.6073	0.6196	0.6324	0.6455	0.6590

4

Kewaunee Scientific Corporation

Joint & Survivor 100% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	74	75	76	77	78	79	80	81	82	83	84	85	86
55	0.9592	0.9624	0.9654	0.9683	0.9710	0.9735	0.9759	0.9781	0.9802	0.9821	0.9839	0.9855	0.9870
56	0.9551	0.9586	0.9619	0.9650	0.9680	0.9708	0.9734	0.9758	0.9781	0.9802	0.9821	0.9840	0.9856
57	0.9506	0.9544	0.9580	0.9614	0.9647	0.9677	0.9706	0.9732	0.9757	0.9781	0.9802	0.9822	0.9841
58	0.9456	0.9498	0.9537	0.9575	0.9610	0.9643	0.9675	0.9704	0.9731	0.9757	0.9781	0.9803	0.9823
59	0.9402	0.9447	0.9490	0.9531	0.9570	0.9606	0.9640	0.9673	0.9703	0.9731	0.9757	0.9781	0.9804
60	0.9343	0.9392	0.9439	0.9483	0.9525	0.9565	0.9602	0.9638	0.9671	0.9701	0.9730	0.9757	0.9782
61	0.9278	0.9331	0.9382	0.9430	0.9476	0.9519	0.9560	0.9599	0.9635	0.9669	0.9701	0.9730	0.9758
62	0.9208	0.9265	0.9320	0.9372	0.9422	0.9469	0.9514	0.9556	0.9596	0.9633	0.9668	0.9700	0.9731
63	0.9132	0.9193	0.9252	0.9309	0.9363	0.9414	0.9463	0.9509	0.9553	0.9593	0.9631	0.9667	0.9701
64	0.9050	0.9116	0.9179	0.9241	0.9299	0.9355	0.9408	0.9458	0.9505	0.9550	0.9591	0.9631	0.9667
65	0.8961	0.9032	0.9101	0.9167	0.9230	0.9290	0.9347	0.9402	0.9454	0.9502	0.9548	0.9591	0.9631
66	0.8867	0.8943	0.9016	0.9087	0.9155	0.9220	0.9282	0.9342	0.9398	0.9450	0.9500	0.9547	0.9591
67	0.8767	0.8848	0.8926	0.9002	0.9075	0.9145	0.9213	0.9277	0.9337	0.9395	0.9449	0.9500	0.9549
68	0.8661	0.8747	0.8831	0.8912	0.8990	0.9065	0.9138	0.9207	0.9273	0.9335	0.9394	0.9450	0.9502
69	0.8547	0.8638	0.8728	0.8814	0.8898	0.8979	0.9057	0.9131	0.9202	0.9270	0.9334	0.9394	0.9452
70	0.8425	0.8521	0.8616	0.8708	0.8798	0.8884	0.8968	0.9048	0.9125	0.9198	0.9267	0.9333	0.9396
71	0.8293	0.8395	0.8495	0.8593	0.8688	0.8781	0.8871	0.8957	0.9039	0.9118	0.9193	0.9265	0.9333
72	0.8153	0.8260	0.8365	0.8469	0.8570	0.8669	0.8764	0.8857	0.8945	0.9030	0.9112	0.9189	0.9263
73	0.8002	0.8114	0.8226	0.8335	0.8442	0.8547	0.8649	0.8747	0.8843	0.8934	0.9022	0.9106	0.9186
74	0.7843	0.7960	0.8076	0.8191	0.8304	0.8415	0.8524	0.8629	0.8731	0.8829	0.8923	0.9014	0.9101
75	0.7675	0.7797	0.7918	0.8039	0.8158	0.8275	0.8389	0.8501	0.8610	0.8715	0.8816	0.8914	0.9008
76	0.7499	0.7625	0.7752	0.7877	0.8002	0.8125	0.8246	0.8364	0.8480	0.8591	0.8700	0.8805	0.8906
77	0.7316	0.7446	0.7577	0.7708	0.7838	0.7966	0.8094	0.8218	0.8341	0.8459	0.8575	0.8688	0.8796
78	0.7126	0.7261	0.7396	0.7531	0.7666	0.7800	0.7933	0.8065	0.8193	0.8319	0.8442	0.8562	0.8678
79	0.6930	0.7068	0.7206	0.7346	0.7485	0.7625	0.7764	0.7901	0.8036	0.8169	0.8299	0.8426	0.8550
80	0.6727	0.6868	0.7010	0.7153	0.7296	0.7441	0.7585	0.7728	0.7869	0.8009	0.8146	0.8281	0.8413

5

Kewaunee Scientific Corporation

Joint & Survivor 100% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	87	88	89	90	91	92	93	94	95	96	97	98	99
55	0.9884	0.9897	0.9909	0.9920	0.9930	0.9938	0.9946	0.9953	0.9960	0.9965	0.9970	0.9975	0.9979
56	0.9872	0.9886	0.9899	0.9911	0.9922	0.9931	0.9940	0.9948	0.9955	0.9961	0.9967	0.9972	0.9976
57	0.9858	0.9874	0.9888	0.9901	0.9913	0.9924	0.9934	0.9942	0.9950	0.9957	0.9963	0.9969	0.9974
58	0.9842	0.9859	0.9875	0.9890	0.9903	0.9915	0.9926	0.9936	0.9944	0.9952	0.9959	0.9965	0.9971
59	0.9825	0.9844	0.9862	0.9878	0.9892	0.9906	0.9918	0.9929	0.9938	0.9947	0.9955	0.9961	0.9967
60	0.9805	0.9826	0.9846	0.9864	0.9880	0.9895	0.9908	0.9920	0.9931	0.9941	0.9949	0.9957	0.9964
61	0.9783	0.9807	0.9828	0.9848	0.9866	0.9883	0.9898	0.9911	0.9923	0.9934	0.9943	0.9952	0.9959
62	0.9759	0.9785	0.9809	0.9831	0.9851	0.9869	0.9886	0.9900	0.9914	0.9926	0.9937	0.9946	0.9955
63	0.9732	0.9760	0.9787	0.9811	0.9834	0.9854	0.9872	0.9889	0.9904	0.9917	0.9929	0.9940	0.9949
64	0.9702	0.9733	0.9763	0.9790	0.9814	0.9837	0.9857	0.9875	0.9892	0.9907	0.9920	0.9932	0.9943
65	0.9669	0.9704	0.9736	0.9766	0.9793	0.9818	0.9840	0.9861	0.9879	0.9896	0.9911	0.9924	0.9936
66	0.9633	0.9671	0.9706	0.9739	0.9769	0.9797	0.9822	0.9845	0.9865	0.9884	0.9900	0.9915	0.9928
67	0.9594	0.9636	0.9675	0.9711	0.9744	0.9774	0.9802	0.9827	0.9850	0.9870	0.9889	0.9905	0.9920
68	0.9552	0.9598	0.9641	0.9680	0.9717	0.9750	0.9780	0.9808	0.9833	0.9856	0.9876	0.9894	0.9911
69	0.9506	0.9556	0.9603	0.9647	0.9687	0.9723	0.9757	0.9787	0.9815	0.9840	0.9863	0.9883	0.9901
70	0.9454	0.9509	0.9561	0.9609	0.9653	0.9693	0.9730	0.9764	0.9795	0.9822	0.9847	0.9869	0.9889
71	0.9397	0.9457	0.9514	0.9566	0.9615	0.9659	0.9700	0.9737	0.9771	0.9802	0.9830	0.9854	0.9877
72	0.9333	0.9399	0.9461	0.9519	0.9572	0.9621	0.9666	0.9707	0.9745	0.9779	0.9810	0.9837	0.9862
73	0.9262	0.9334	0.9402	0.9465	0.9524	0.9578	0.9628	0.9673	0.9715	0.9753	0.9787	0.9818	0.9845
74	0.9184	0.9262	0.9336	0.9405	0.9470	0.9530	0.9584	0.9635	0.9681	0.9723	0.9761	0.9796	0.9826
75	0.9098	0.9183	0.9263	0.9339	0.9410	0.9476	0.9536	0.9592	0.9643	0.9690	0.9732	0.9771	0.9805
76	0.9003	0.9096	0.9183	0.9266	0.9344	0.9416	0.9482	0.9544	0.9601	0.9653	0.9700	0.9742	0.9780
77	0.8901	0.9001	0.9096	0.9186	0.9271	0.9350	0.9423	0.9491	0.9554	0.9611	0.9663	0.9711	0.9753
78	0.8791	0.8898	0.9001	0.9099	0.9191	0.9278	0.9358	0.9433	0.9502	0.9565	0.9623	0.9676	0.9723
79	0.8671	0.8787	0.8898	0.9004	0.9104	0.9198	0.9286	0.9368	0.9444	0.9514	0.9578	0.9636	0.9689
80	0.8541	0.8665	0.8785	0.8899	0.9007	0.9110	0.9206	0.9296	0.9379	0.9457	0.9527	0.9592	0.9651

6

Kewaunee Scientific Corporation

Joint & Survivor 50% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	35	36	37	38	39	40	41	42	43	44	45	46	47
55	0.8819	0.8839	0.8860	0.8882	0.8904	0.8927	0.8950	0.8975	0.8999	0.9025	0.9051	0.9077	0.9104
56	0.8741	0.8762	0.8783	0.8805	0.8828	0.8852	0.8876	0.8901	0.8927	0.8953	0.8980	0.9008	0.9036
57	0.8659	0.8680	0.8702	0.8724	0.8748	0.8772	0.8797	0.8823	0.8850	0.8877	0.8905	0.8934	0.8963
58	0.8572	0.8594	0.8616	0.8640	0.8664	0.8689	0.8715	0.8741	0.8769	0.8797	0.8826	0.8856	0.8887
59	0.8482	0.8504	0.8527	0.8551	0.8575	0.8601	0.8628	0.8655	0.8684	0.8713	0.8743	0.8774	0.8805
60	0.8387	0.8410	0.8433	0.8457	0.8483	0.8509	0.8536	0.8564	0.8594	0.8624	0.8655	0.8687	0.8719
61	0.8288	0.8311	0.8335	0.8359	0.8385	0.8412	0.8440	0.8469	0.8499	0.8530	0.8562	0.8595	0.8629
62	0.8184	0.8208	0.8232	0.8257	0.8284	0.8311	0.8340	0.8369	0.8400	0.8432	0.8464	0.8498	0.8533
63	0.8076	0.8100	0.8125	0.8150	0.8177	0.8205	0.8234	0.8265	0.8296	0.8329	0.8362	0.8397	0.8433
64	0.7965	0.7988	0.8013	0.8040	0.8067	0.8095	0.8125	0.8156	0.8188	0.8221	0.8256	0.8291	0.8328
65	0.7849	0.7873	0.7898	0.7925	0.7952	0.7981	0.8011	0.8043	0.8076	0.8110	0.8145	0.8181	0.8219
66	0.7729	0.7753	0.7779	0.7806	0.7834	0.7863	0.7894	0.7926	0.7959	0.7994	0.8030	0.8067	0.8106
67	0.7606	0.7631	0.7657	0.7684	0.7712	0.7742	0.7773	0.7805	0.7839	0.7874	0.7911	0.7949	0.7988
68	0.7480	0.7505	0.7531	0.7558	0.7587	0.7617	0.7648	0.7681	0.7715	0.7751	0.7788	0.7827	0.7867
69	0.7349	0.7374	0.7400	0.7428	0.7457	0.7487	0.7519	0.7552	0.7587	0.7623	0.7661	0.7700	0.7741
70	0.7214	0.7239	0.7265	0.7293	0.7322	0.7352	0.7384	0.7418	0.7453	0.7490	0.7528	0.7568	0.7609
71	0.7073	0.7098	0.7125	0.7152	0.7182	0.7212	0.7245	0.7278	0.7314	0.7351	0.7389	0.7430	0.7472
72	0.6927	0.6953	0.6979	0.7007	0.7036	0.7067	0.7100	0.7134	0.7169	0.7206	0.7245	0.7286	0.7328
73	0.6777	0.6802	0.6829	0.6856	0.6886	0.6917	0.6949	0.6983	0.7019	0.7057	0.7096	0.7137	0.7180
74	0.6622	0.6647	0.6674	0.6702	0.6731	0.6762	0.6795	0.6829	0.6865	0.6902	0.6942	0.6983	0.7026
75	0.6464	0.6489	0.6515	0.6543	0.6572	0.6603	0.6636	0.6670	0.6706	0.6743	0.6783	0.6824	0.6867
76	0.6302	0.6326	0.6353	0.6380	0.6410	0.6440	0.6473	0.6507	0.6543	0.6581	0.6620	0.6662	0.6705
77	0.6137	0.6162	0.6188	0.6215	0.6244	0.6275	0.6307	0.6341	0.6377	0.6415	0.6454	0.6496	0.6539
78	0.5970	0.5995	0.6021	0.6048	0.6077	0.6107	0.6139	0.6173	0.6209	0.6246	0.6286	0.6327	0.6370
79	0.5801	0.5825	0.5850	0.5877	0.5906	0.5936	0.5968	0.6002	0.6037	0.6074	0.6114	0.6155	0.6198
80	0.5629	0.5652	0.5678	0.5705	0.5733	0.5763	0.5794	0.5828	0.5863	0.5900	0.5939	0.5979	0.6022

7

Kewaunee Scientific Corporation

Joint & Survivor 50% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age -- Years
	48	49	50	51	52	53	54	55	56	57	58	59	60
55	0.9132	0.9160	0.9188	0.9216	0.9244	0.9273	0.9302	0.9330	0.9359	0.9388	0.9416	0.9444	0.9472
56	0.9065	0.9094	0.9123	0.9153	0.9183	0.9213	0.9243	0.9274	0.9304	0.9334	0.9365	0.9395	0.9424
57	0.8993	0.9024	0.9054	0.9086	0.9117	0.9149	0.9181	0.9213	0.9245	0.9277	0.9309	0.9341	0.9373
58	0.8918	0.8949	0.8981	0.9014	0.9047	0.9081	0.9114	0.9148	0.9182	0.9216	0.9250	0.9284	0.9317
59	0.8838	0.8871	0.8904	0.8938	0.8973	0.9008	0.9043	0.9079	0.9114	0.9150	0.9186	0.9222	0.9258
60	0.8753	0.8787	0.8822	0.8857	0.8894	0.8930	0.8967	0.9004	0.9042	0.9080	0.9118	0.9156	0.9194
61	0.8663	0.8699	0.8735	0.8772	0.8809	0.8848	0.8886	0.8925	0.8965	0.9005	0.9045	0.9085	0.9125
62	0.8569	0.8606	0.8643	0.8681	0.8720	0.8760	0.8801	0.8841	0.8883	0.8925	0.8967	0.9009	0.9051
63	0.8470	0.8508	0.8546	0.8586	0.8627	0.8668	0.8710	0.8753	0.8796	0.8840	0.8884	0.8928	0.8973
64	0.8366	0.8405	0.8445	0.8486	0.8528	0.8571	0.8614	0.8659	0.8704	0.8750	0.8796	0.8842	0.8889
65	0.8258	0.8298	0.8339	0.8381	0.8425	0.8469	0.8514	0.8560	0.8607	0.8655	0.8703	0.8752	0.8801
66	0.8145	0.8186	0.8229	0.8272	0.8317	0.8362	0.8409	0.8457	0.8506	0.8555	0.8605	0.8656	0.8708
67	0.8029	0.8071	0.8114	0.8159	0.8205	0.8252	0.8300	0.8349	0.8400	0.8451	0.8503	0.8556	0.8610
68	0.7908	0.7951	0.7996	0.8041	0.8088	0.8137	0.8186	0.8237	0.8289	0.8342	0.8396	0.8451	0.8507
69	0.7783	0.7827	0.7872	0.7919	0.7967	0.8016	0.8067	0.8120	0.8173	0.8228	0.8284	0.8341	0.8399
70	0.7652	0.7696	0.7742	0.7790	0.7839	0.7890	0.7942	0.7996	0.8051	0.8107	0.8165	0.8224	0.8284
71	0.7515	0.7560	0.7607	0.7656	0.7706	0.7757	0.7811	0.7866	0.7922	0.7980	0.8040	0.8100	0.8162
72	0.7372	0.7418	0.7466	0.7515	0.7566	0.7619	0.7673	0.7729	0.7787	0.7846	0.7907	0.7970	0.8034
73	0.7224	0.7270	0.7318	0.7368	0.7420	0.7474	0.7529	0.7586	0.7645	0.7706	0.7769	0.7833	0.7898
74	0.7071	0.7117	0.7166	0.7216	0.7269	0.7323	0.7379	0.7437	0.7497	0.7560	0.7623	0.7689	0.7756
75	0.6913	0.6959	0.7008	0.7059	0.7112	0.7167	0.7224	0.7283	0.7344	0.7407	0.7472	0.7539	0.7608
76	0.6750	0.6797	0.6847	0.6898	0.6951	0.7007	0.7064	0.7124	0.7186	0.7250	0.7316	0.7384	0.7455
77	0.6584	0.6632	0.6681	0.6732	0.6786	0.6842	0.6900	0.6960	0.7023	0.7087	0.7155	0.7224	0.7295
78	0.6416	0.6463	0.6512	0.6564	0.6618	0.6674	0.6732	0.6793	0.6856	0.6921	0.6989	0.7059	0.7132
79	0.6243	0.6290	0.6340	0.6391	0.6445	0.6501	0.6560	0.6621	0.6684	0.6750	0.6819	0.6889	0.6963
80	0.6067	0.6114	0.6163	0.6215	0.6269	0.6325	0.6383	0.6444	0.6508	0.6574	0.6643	0.6715	0.6789

8

Kewaunee Scientific Corporation

Joint & Survivor 50% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	61	62	63	64	65	66	67	68	69	70	71	72	73
55	0.9499	0.9526	0.9552	0.9578	0.9603	0.9627	0.9650	0.9673	0.9695	0.9716	0.9736	0.9755	0.9774
56	0.9453	0.9482	0.9510	0.9538	0.9565	0.9591	0.9616	0.9641	0.9665	0.9687	0.9710	0.9731	0.9751
57	0.9404	0.9435	0.9465	0.9495	0.9524	0.9552	0.9579	0.9606	0.9632	0.9656	0.9680	0.9703	0.9725
58	0.9351	0.9384	0.9416	0.9448	0.9479	0.9510	0.9539	0.9568	0.9595	0.9622	0.9648	0.9673	0.9697
59	0.9293	0.9329	0.9363	0.9397	0.9431	0.9463	0.9495	0.9526	0.9556	0.9585	0.9613	0.9641	0.9667
60	0.9232	0.9269	0.9306	0.9342	0.9378	0.9413	0.9447	0.9481	0.9513	0.9545	0.9575	0.9605	0.9633
61	0.9165	0.9205	0.9244	0.9283	0.9321	0.9359	0.9395	0.9431	0.9466	0.9500	0.9533	0.9565	0.9596
62	0.9094	0.9136	0.9178	0.9219	0.9260	0.9300	0.9339	0.9378	0.9415	0.9452	0.9487	0.9522	0.9556
63	0.9017	0.9062	0.9106	0.9150	0.9194	0.9237	0.9278	0.9320	0.9360	0.9399	0.9438	0.9475	0.9511
64	0.8936	0.8983	0.9030	0.9077	0.9123	0.9168	0.9213	0.9257	0.9300	0.9343	0.9384	0.9424	0.9463
65	0.8850	0.8900	0.8949	0.8998	0.9047	0.9096	0.9143	0.9190	0.9236	0.9281	0.9326	0.9369	0.9411
66	0.8759	0.8811	0.8863	0.8915	0.8967	0.9018	0.9069	0.9119	0.9168	0.9216	0.9264	0.9310	0.9355
67	0.8664	0.8718	0.8773	0.8828	0.8882	0.8936	0.8990	0.9043	0.9095	0.9146	0.9197	0.9247	0.9296
68	0.8564	0.8621	0.8678	0.8735	0.8792	0.8849	0.8906	0.8962	0.9017	0.9072	0.9126	0.9180	0.9232
69	0.8458	0.8517	0.8577	0.8637	0.8697	0.8757	0.8816	0.8875	0.8934	0.8992	0.9050	0.9107	0.9162
70	0.8345	0.8407	0.8469	0.8532	0.8595	0.8658	0.8720	0.8782	0.8844	0.8906	0.8967	0.9028	0.9087
71	0.8225	0.8290	0.8354	0.8420	0.8485	0.8551	0.8617	0.8682	0.8748	0.8813	0.8878	0.8942	0.9005
72	0.8099	0.8165	0.8233	0.8301	0.8369	0.8438	0.8506	0.8575	0.8644	0.8713	0.8781	0.8849	0.8916
73	0.7966	0.8034	0.8104	0.8174	0.8245	0.8317	0.8388	0.8460	0.8532	0.8605	0.8677	0.8749	0.8820
74	0.7826	0.7896	0.7968	0.8041	0.8114	0.8189	0.8263	0.8338	0.8414	0.8489	0.8565	0.8641	0.8716
75	0.7679	0.7752	0.7825	0.7900	0.7977	0.8054	0.8131	0.8209	0.8288	0.8367	0.8447	0.8526	0.8606
76	0.7527	0.7601	0.7677	0.7754	0.7832	0.7912	0.7992	0.8073	0.8155	0.8237	0.8321	0.8404	0.8488
77	0.7369	0.7445	0.7522	0.7601	0.7682	0.7764	0.7847	0.7930	0.8015	0.8101	0.8188	0.8275	0.8362
78	0.7207	0.7284	0.7363	0.7444	0.7527	0.7611	0.7696	0.7782	0.7870	0.7959	0.8049	0.8139	0.8231
79	0.7039	0.7117	0.7198	0.7280	0.7364	0.7450	0.7538	0.7626	0.7717	0.7809	0.7902	0.7996	0.8091
80	0.6866	0.6945	0.7027	0.7110	0.7196	0.7284	0.7373	0.7464	0.7557	0.7651	0.7748	0.7845	0.7944

9

Kewaunee Scientific Corporation

Joint & Survivor 50% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	74	75	76	77	78	79	80	81	82	83	84	85	86
55	0.9792	0.9808	0.9824	0.9839	0.9853	0.9866	0.9878	0.9889	0.9900	0.9910	0.9919	0.9927	0.9935
56	0.9770	0.9789	0.9806	0.9822	0.9837	0.9852	0.9865	0.9878	0.9889	0.9900	0.9910	0.9919	0.9928
57	0.9747	0.9767	0.9785	0.9803	0.9820	0.9836	0.9851	0.9864	0.9877	0.9889	0.9900	0.9910	0.9920
58	0.9720	0.9742	0.9763	0.9783	0.9801	0.9818	0.9835	0.9850	0.9864	0.9877	0.9889	0.9900	0.9911
59	0.9692	0.9716	0.9738	0.9760	0.9780	0.9799	0.9817	0.9834	0.9849	0.9863	0.9877	0.9889	0.9901
60	0.9660	0.9686	0.9711	0.9735	0.9757	0.9778	0.9797	0.9815	0.9833	0.9848	0.9863	0.9877	0.9890
61	0.9626	0.9654	0.9681	0.9707	0.9731	0.9754	0.9775	0.9795	0.9814	0.9832	0.9848	0.9863	0.9877
62	0.9588	0.9619	0.9648	0.9676	0.9702	0.9727	0.9751	0.9773	0.9794	0.9813	0.9831	0.9848	0.9863
63	0.9546	0.9580	0.9612	0.9642	0.9671	0.9698	0.9724	0.9748	0.9771	0.9792	0.9812	0.9831	0.9848
64	0.9501	0.9537	0.9572	0.9605	0.9637	0.9667	0.9695	0.9721	0.9746	0.9770	0.9791	0.9812	0.9831
65	0.9452	0.9491	0.9529	0.9565	0.9599	0.9632	0.9663	0.9692	0.9719	0.9745	0.9769	0.9791	0.9812
66	0.9399	0.9442	0.9483	0.9522	0.9559	0.9594	0.9628	0.9660	0.9689	0.9717	0.9744	0.9768	0.9791
67	0.9343	0.9389	0.9433	0.9475	0.9515	0.9554	0.9590	0.9625	0.9657	0.9688	0.9717	0.9744	0.9769
68	0.9282	0.9332	0.9379	0.9425	0.9468	0.9510	0.9550	0.9587	0.9623	0.9656	0.9688	0.9717	0.9745
69	0.9217	0.9270	0.9321	0.9370	0.9417	0.9462	0.9505	0.9546	0.9585	0.9621	0.9655	0.9688	0.9718
70	0.9145	0.9202	0.9257	0.9310	0.9360	0.9409	0.9456	0.9500	0.9542	0.9582	0.9620	0.9655	0.9688
71	0.9067	0.9128	0.9187	0.9243	0.9298	0.9351	0.9401	0.9450	0.9495	0.9539	0.9580	0.9618	0.9655
72	0.8982	0.9047	0.9110	0.9171	0.9230	0.9287	0.9341	0.9394	0.9443	0.9490	0.9535	0.9578	0.9618
73	0.8890	0.8959	0.9026	0.9092	0.9155	0.9216	0.9275	0.9332	0.9386	0.9437	0.9486	0.9532	0.9576
74	0.8791	0.8864	0.8936	0.9006	0.9074	0.9139	0.9203	0.9264	0.9322	0.9378	0.9431	0.9482	0.9529
75	0.8684	0.8762	0.8838	0.8913	0.8985	0.9056	0.9124	0.9190	0.9253	0.9313	0.9371	0.9426	0.9478
76	0.8571	0.8653	0.8733	0.8813	0.8890	0.8965	0.9039	0.9109	0.9177	0.9242	0.9305	0.9365	0.9422
77	0.8450	0.8536	0.8622	0.8706	0.8788	0.8868	0.8946	0.9022	0.9095	0.9165	0.9233	0.9298	0.9360
78	0.8322	0.8413	0.8503	0.8592	0.8679	0.8764	0.8848	0.8929	0.9007	0.9082	0.9155	0.9225	0.9292
79	0.8187	0.8282	0.8376	0.8470	0.8562	0.8652	0.8741	0.8827	0.8911	0.8992	0.9070	0.9146	0.9219
80	0.8044	0.8143	0.8242	0.8340	0.8437	0.8533	0.8627	0.8718	0.8808	0.8894	0.8978	0.9059	0.9138

10

Kewaunee Scientific Corporation

Joint & Survivor 50% Payable Immediately

84UP00 Mortality @ 7.00%

Unisex Part Age — Years	Ben Age — Years
	87	88	89	90	91	92	93	94	95	96	97	98	99
55	0.9942	0.9948	0.9954	0.9960	0.9965	0.9969	0.9973	0.9977	0.9980	0.9983	0.9985	0.9987	0.9989
56	0.9936	0.9943	0.9949	0.9955	0.9961	0.9966	0.9970	0.9974	0.9978	0.9981	0.9984	0.9986	0.9988
57	0.9928	0.9936	0.9944	0.9950	0.9956	0.9962	0.9967	0.9971	0.9975	0.9979	0.9982	0.9984	0.9987
58	0.9920	0.9929	0.9937	0.9945	0.9951	0.9957	0.9963	0.9968	0.9972	0.9976	0.9980	0.9983	0.9985
59	0.9912	0.9921	0.9930	0.9938	0.9946	0.9953	0.9959	0.9964	0.9969	0.9973	0.9977	0.9981	0.9984
60	0.9902	0.9912	0.9922	0.9931	0.9940	0.9947	0.9954	0.9960	0.9965	0.9970	0.9975	0.9978	0.9982
61	0.9890	0.9902	0.9913	0.9924	0.9933	0.9941	0.9949	0.9955	0.9961	0.9967	0.9972	0.9976	0.9980
62	0.9878	0.9891	0.9903	0.9915	0.9925	0.9934	0.9942	0.9950	0.9957	0.9963	0.9968	0.9973	0.9977
63	0.9864	0.9879	0.9892	0.9905	0.9916	0.9926	0.9936	0.9944	0.9952	0.9958	0.9964	0.9970	0.9974
64	0.9849	0.9865	0.9880	0.9894	0.9906	0.9918	0.9928	0.9937	0.9946	0.9953	0.9960	0.9966	0.9971
65	0.9832	0.9850	0.9866	0.9881	0.9895	0.9908	0.9919	0.9930	0.9939	0.9948	0.9955	0.9962	0.9968
66	0.9813	0.9833	0.9851	0.9868	0.9883	0.9897	0.9910	0.9922	0.9932	0.9941	0.9950	0.9957	0.9964
67	0.9793	0.9815	0.9835	0.9853	0.9870	0.9886	0.9900	0.9913	0.9924	0.9935	0.9944	0.9952	0.9960
68	0.9771	0.9795	0.9817	0.9838	0.9856	0.9873	0.9889	0.9903	0.9916	0.9927	0.9938	0.9947	0.9955
69	0.9747	0.9773	0.9797	0.9820	0.9841	0.9860	0.9877	0.9893	0.9907	0.9919	0.9931	0.9941	0.9950
70	0.9720	0.9749	0.9776	0.9800	0.9823	0.9844	0.9863	0.9881	0.9896	0.9910	0.9923	0.9934	0.9944
71	0.9689	0.9721	0.9751	0.9778	0.9804	0.9827	0.9848	0.9867	0.9884	0.9900	0.9914	0.9927	0.9938
72	0.9655	0.9690	0.9723	0.9753	0.9781	0.9807	0.9830	0.9852	0.9871	0.9888	0.9904	0.9918	0.9931
73	0.9617	0.9656	0.9692	0.9725	0.9756	0.9784	0.9810	0.9834	0.9855	0.9875	0.9892	0.9908	0.9922
74	0.9575	0.9617	0.9657	0.9694	0.9728	0.9759	0.9788	0.9814	0.9838	0.9860	0.9879	0.9897	0.9912
75	0.9527	0.9574	0.9618	0.9658	0.9696	0.9731	0.9763	0.9792	0.9818	0.9843	0.9864	0.9884	0.9901
76	0.9476	0.9526	0.9574	0.9619	0.9661	0.9699	0.9734	0.9767	0.9796	0.9823	0.9848	0.9869	0.9889
77	0.9418	0.9474	0.9527	0.9576	0.9622	0.9664	0.9703	0.9739	0.9772	0.9802	0.9829	0.9853	0.9875
78	0.9356	0.9417	0.9474	0.9528	0.9579	0.9625	0.9668	0.9708	0.9745	0.9778	0.9808	0.9835	0.9860
79	0.9288	0.9354	0.9417	0.9476	0.9531	0.9582	0.9630	0.9674	0.9714	0.9751	0.9784	0.9815	0.9842
80	0.9213	0.9285	0.9353	0.9417	0.9478	0.9534	0.9586	0.9635	0.9680	0.9721	0.9758	0.9792	0.9822

11